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                                                                     EXHIBIT 4.3

                     CTS CORPORATION RETIREMENT SAVINGS PLAN

































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                     CTS CORPORATION RETIREMENT SAVINGS PLAN

                             Article I. Introduction

         1.1 Establishment of Plan. CTS Corporation (the "Company") previously established effective as of December 1, 1952 and now maintains a qualified defined contribution savings plan now known as the "CTS Corporation Retirement Savings Plan" (the "Plan").

         1.2 Purpose of the Plan. The purpose of the Plan is to share a portion of the profits of the Employer's business with eligible employees, to encourage and provide the opportunity for employees to make regular and systematic savings through tax-deferred salary reduction contributions to the Plan, to encourage employees to make and continue careers with the Employer, to provide employees with retirement income, to reward them for their efforts to make the Employer's business successful, to provide employees with disability benefits, and to provide death benefits to employees' families.

         1.3 Mergers and Transfer of Accounts of Certain Prior Plans. Effective as of May 1, 1992, the Prior Plans maintained by the Company are merged and integrated into, and are restated and continued under, the Plan, without an interruption or termination of such Prior Plans. Account balances of participants in the Prior Plans shall be transferred to the Plan effective as of May 1, 1992, to be held, administered, and distributed thereafter in accordance and subject to the provisions of the Plan.

Effective as of April 1, 1998, the DCA Prior Plan is merged and integrated into and is restated and continued under the Plan without an interruption or termination of the DCA Prior Plan. Account balances of participants in the DCA Prior Plan shall be transferred to the Plan effective as of April 1, 1998, to be held, administered and distributed thereafter in accordance with and subject to the provisions of the Plan.
















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Effective February 26, 1999, account balances of Transferred Participants shall be transferred to the Plan to be held, administered and distributed thereafter in accordance with and subject to the provisions of the Plan.

         1.4 Restatement of the Plan. The Plan was previously amended and restated effective as of January 1, 1989 to meet the requirements of the Tax Reform Act of 1986, and as of December 18, 1992, primarily to reflect to the merger of the Prior Plans, to make certain plan design, administrative and technical changes and other applicable legal developments. The Plan was amended in various respects effective as of October 25, 1996. The Plan was amended and completely restated effective as of April 1, 1998 primarily to reflect the merger of the DCA Prior Plan. The Plan has been amended herein effective as of January 1, 1998 to reflect administrative and legal changes. The Plan has been amended herein effective as of February 26, 1999 primarily to reflect the transfer of the accounts of Transferred Participants from the Motorola Plan. The Plan has been amended and restated effective as of January 1, 1995 to reflect amendments required by GUST (the Uruguay Round Agreements Act, Pub. L. 103-465; the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353; the Small Business Job Protection Act of 1996, Pub. L. 104-188; the Taxpayer Relief Act of 1997, Pub. L. 105-34; the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206; and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554), EGTRRA (the Economic Growth and Tax Relief Reconciliation Act of 2001) and other changes deemed necessary by the Company.

         1.5 Applicability of the Plan. The provisions set forth herein are applicable only to Members (or Beneficiaries of Members) who are Covered Employees on or after January 1, 1995. Any Member who retired or terminated employment under a Prior Plan or the DCA Prior Plan (or any Beneficiary thereof) shall












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have his rights determined under the provisions of the Prior Plan or DCA Prior
Plan as in effect at the time his employment relationship terminated, except as provided elsewhere in this Plan and as required by statute or regulation.

                             Article II. Definitions

         2.1 Definitions. Whenever used in the Plan, the words and phrases defined in this Article II shall have the following meaning unless a different meaning is clearly required by the context of the Plan. When the defined meaning is intended the term is capitalized.

         (a) "Act" means the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

         (b)      "Affiliate" means--

                  (1) the Company and any corporation, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a Member of a "controlled group" of corporations (as defined in Code section 414(b));

                  (2) any organization (whether or not incorporated) which together with the Company is under "common control" (as defined in Code section 414(c));

                  (3) any organization (whether or not incorporated) which together with the Company is an "affiliated service group" (as defined in Code section 414(m)); or

                  (4) any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o).

         (c) "Anniversary Date" means the Valuation Date which is the last day of the Plan Year.

         (d) "Beneficiary" means any person entitled to receive benefits which may be payable upon or after a Member's















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                  death, as herein described and provided in Article VIII.

         (e)      "Board of Directors" means the Board of Directors of CTS
                  Corporation.

         (f)      "Break in Service" is defined in section 3.6.

         (g) "Code" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time, or the corresponding provisions of any subsequent law.

         (h) "Committee" means the CTS Corporation Employee Benefits Committee, as described in Article X.

         (i)      "Company" means CTS Corporation and its corporate successors.

         (j)      "Company Stock" means the common stock of CTS Corporation.

         (k) "Compensation" means the total amount paid to, or accrued by the Employer for, a Participant during a Plan Year for services rendered to the Employer including salaries, commissions, wages, and bonuses, and including pre-tax and after-tax payroll deductions, plus amounts deferred under any other plan described under Code sections 125, 401(k), or 132(f)(4) and all payments deferred during a Plan Year by the Participant as Pre-Tax Contributions, but excluding compensation payable in forms other than cash, expense allowances, moving reimbursements, and tuition reimbursements. Compensation shall not include amounts paid to or for an Employee for services rendered while he is not a Participant as herein defined. Compensation shall not include the following:

                  (1) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or any distributions from a plan of deferred compensation;

                  (2) amounts realized from the exercise of a nonqualified stock option or when restricted stock or









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                           property held by the Participant either becomes
                           freely transferable or is no longer subject to substantial risk of forfeiture, and any amounts paid by the Employer to reimburse the Participant for income taxes incurred when restrictions lapse under a restricted stock plan; and

                  (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

                  The Committee shall adopt uniform rules and interpretations pertaining to the treatment of other amounts not specifically referred to above.

                  Effective for Plan Years beginning on and after January 1, 1989 and before January 1, 1994, Compensation shall not include any Participant's annual compensation which exceeds $200,000, as indexed under Code section 415(d).

                  For any Plan Year beginning after December 31, 1993, a Participant's Compensation in excess of $150,000 shall be excluded for purposes of the Plan. The $200,000 limitation and $150,000 limitation shall be adjusted at the same time and in the same manner as is provided in Section 401(a)(17) of the Code. Solely for purposes of Plan Years beginning prior to January 1, 1997, in determining the Compensation of a Participant for purposes of this limitation, the rules of
                  Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $200,000 or $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in













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                  proportion to each such individual's Compensation as
                  determined under this section 2.1(k) prior to the application of the limitation. Notwithstanding the foregoing, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year.

         (l) "Contributions" means any and all of the following contributions made under the Plan:

                  (1) "After-Tax Contributions" means a Member's own after-tax contributions to the Plan, if any, made for intervals prior to January 1, 1989.

                  (2) "Pre-Tax Contributions" or "Elective Contributions" means the tax-deferred contributions made by the Employer on behalf of the Participant pursuant to his election to reduce his Compensation as described in section 4.1.

                  (3) "Matching Contributions" means the matching contributions made by the Employer to the Plan on behalf of a Participant pursuant to section 4.2 of the Plan.

                  (4) "Incentive Contributions" means any discretionary additional Matching Contributions made by the Employer to the Plan on behalf of a Participant pursuant to section 4.2 of the Plan.

                  (5) "Supplemental Contributions" means an Employer's contributions under section 4.6 of the Plan.

                  (6) "Rollover Contributions" means a Covered Employee's contributions described in section 4.8.

         (m) "Coverage Date" means the Effective Date as to the Company, and also means the date, after the Effective














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                  Date, as of which the Plan is made effective as to any other
                  Employer.

         (n) "Covered Employee" means each person classified as a United States exempt or nonexempt salaried Employee and each United States hourly paid Employee of the Employer, except that it shall not include (1) an Employee who is included in a unit of Employees covered by a collective bargaining agreement on or after May 1, 1992 unless such agreement specifically provides for his coverage under the Plan or (2) any person employed by and on the payroll of any separate division, unit, or operation of the Employer which is established after May 1, 1992, incident to the creation or acquisition (including, but not limited to, acquisition by purchase of assets or by liquidation, merger, or reorganization) of a separate business enterprise by the Employer, except as may otherwise specifically be provided in any resolution of the Board of Directors adopted at the time of, or any time after, such acquisition and affecting in a nondiscriminatory manner, such person and all other persons similarly situated. Further, a Covered Employee shall include Employees meeting the above stated definition and who; (i) on or after April 1, 1998, are employed by Dynamics Corporation of America or International Electronic Research Corporation, or; (ii) on or after February 26, 1999, are employed by CTS Wireless Components, Inc.

         (o) "Disability" means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders him incapable of continuing active employment with the Employer. Disability of any Participant shall be determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such medical and other evidence which the Committee deems necessary and desirable.








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         (p)      "Effective Date."  The effective date of the Plan is December
                  1, 1952.

         (q) "Eligible Retirement Plan" means a defined contribution plan which provides for acceptance of rollover contributions or an individual retirement account or annuity ("IRA"). For distributions made after December 31, 2001, Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under
                  Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For distributions made after December 31, 2001, the definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

       (r) "Eligible Rollover Distribution" means any distribution of all or any part of the benefits payable under a qualified plan, other than:

                  (1) One of a series of substantially equal payments over one of the following periods: (a) the life or life expectancy of the Employee; (b) the joint lives or joint life expectancy of the employee and designated beneficiary; or (c) 10 years or more.

                  (2)      The non-taxable portion of a distribution.

                  (3) A required minimum distribution under the Internal Revenue Code.

                  (4) The return of excess contributions or excess deferrals under a Section 401(k) plan.

                  (5) A deemed distribution of P.S. 58 costs for life insurance coverage or upon the default of an Employee loan.






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                  (6)      A dividend on ESOP stock that is passed through to
                           employees.

                  (7) For distributions made after December 31, 1998, hardship withdrawals pursuant to Section 6.3.

         For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

         (s) "Employee" means any person employed by the Company or an Affiliate, but shall not include any person who is a "leased employee" as described in Section 3.8 herein.

                  However, "Employee" shall exclude any individual who is retained by the Company or an Affiliate to perform services for such employer (for either a definite or indefinite duration) and who is characterized by the Company or an Affiliate as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual's status under common law. This exclusion shall apply, without limitation, to any individual who is or who has been determined by a third party, including, without limitation, a government agency or board or court or arbitrator, to be an employee of the Company or an Affiliate for any purpose, including, without limitation, for purposes of any employee benefit plan of the Company or an








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                  Affiliate (including this Plan) or for purposes of federal, state or local tax withholding, employment tax or employment law.

         (t) "Employer" means the Company and any Affiliate which elects to become a party to the Plan with the approval of the Company by adopting the Plan for the benefit of its eligible Employees in the manner prescribed in section 13.1, or any one or more or all of such adopting Affiliates, as the context indicates. The Company may act as agent for an Affiliate that becomes an Employer hereunder for all purposes of the Plan.

         (u) "Enrollment Date" means (1) the first day of a new Employee's initial Pay Period and (2) thereafter, each January 1, April 1, July 1, and October 1.

         (v) "Excess Deferral" means the amount of a Participant's Pre-Tax Contributions for a calendar year that exceed the annual dollar limit described under Code section 402(g).

         (w) "Former Participant" means a Member who has participated in the Plan and who has a Member's Account under the Plan, but who is no longer employed by the Company or an Affiliate.

         (x) "Highly Compensated Employee" means an individual determined in accordance with Code Section 414(q) (and with such rules and regulations as shall be promulgated by the Internal Revenue Service pursuant to such Code Section), and shall mean an Employee who,

                           (a) was a 5% owner (as defined in Code Section 416(i)(1)) with respect to the Company or an Affiliate during the Plan Year being tested or the preceding Plan Year; or

                           (b) for Plan Years beginning on or before December 31, 1996, received compensation from the Company or an Affiliate, during the Plan Year or the preceding Plan Year, in excess of










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                                    (i)      $75,000 (as adjusted pursuant to
                                             Code Section 415(d)); or

                                    (ii)     $50,000 (as adjusted pursuant to
                                             Code Section 415(d)) and was in the
                                             top-paid group of employees for
                                             such year; or

                                    (iii)    50 percent of the amount in effect
                                             under Code Section 415(b)(1)(A) for
                                             such year and was at any time an
                                             officer; or

                           (c) for Plan Years beginning after December 31, 1996, earned more than $80,000 of Code
                                    Section 414(q) compensation (as defined in Code Section 414(q)(4)) in the preceding Plan Year and was in the top-paid group of employees for such year. For purposes of this provision, the $80,000 amount is subject to adjustment as provided under Code
                                    Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996.

                  For purposes of this subsection 2.1(x), a former employee shall be treated as a Highly Compensated Employee if (i) such former employee was a Highly Compensated Employee when such former employee separated from service, or (ii) such former employee was a Highly Compensated Employee at any time after attaining age 55.

                  Unless the Company makes the "calendar year calculation election" under Treasury regulations, Highly Compensated Employee also means, as to a Plan Year, any Employee who is, at any time during such Plan Year, a person described in paragraph (b) and is among the top-paid 100 Employees and any Employee during such Plan Year who is a Five-Percent Owner.











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                  For Plan Years beginning prior to January 1, 1997 and for
                  purposes of determining whether an individual is a Highly Compensated Employee, "compensation" means an Employee's "compensation" as defined in Code section 414(q)(7) and the applicable Treasury regulations, increased by amounts excluded from wages by reason of an Employee's election to reduce wages under a cafeteria plan under Code section 125 or a cash or deferred arrangement under Code section 401(k), or, for Plan Years beginning after December 31, 2000, by reason of Code section 132(f).

                  For Plan Years beginning prior to January 1, 1997 and for purposes of this section 2.1(x), if any individual is a family member of a Five Percent Owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the year, then
                  (a) such individual shall not be considered a separate Participant, and (b) any Compensation paid to such individual (and any applicable Contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the Highly Compensated Employee. The term "family member" means a Participant's spouse, lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

         (y) "Hours of Service" means the hours of employment by the Affiliates for which an Employee receives credit for purposes of eligibility to participate in the Plan, as follows:

                  (1) Hours Worked. One hour for each hour for which the Employee is directly or indirectly paid or entitled to payment for the performance of duties during the applicable computation period for which Hours of Service are being determined under the Plan. (These hours shall be credited to the











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                           Employee for the computation period or periods in
                           which the duties were performed.)

                  (2) Hours Paid but not Worked. One hour for each hour, in addition to the hours in paragraph (1) above, for which the Employee is directly or indirectly paid or entitled to payment for reasons other than for the performance of duties during the applicable computation periods, such as direct or indirect pay for: vacation, holidays, salary continuation for periods of absence due to illness or injury, periods while absent from employment due to disability, and similar paid periods of nonworking time; provided, however, that not more than 501 Hours of Service shall be credited under this paragraph for any single continuous period during which the Employee performs no duties. (These hours shall be counted in the computation period or periods in which the hours for which payment is made occur.)

                  (3) Military Service. The number of normally scheduled hours for each week the Employee is absent from employment due to service in the armed forces of the United States, provided the Employee returns therefrom to work as an Employee within the time prescribed by law relating to veterans' reemployment rights.

                  (4) Back Pay. One hour for each hour for which the Employee is credited with compensation, irrespective of mitigation of damages, due to back pay which is either awarded or agreed to by the employer.

                  When time records are not available or convenient for determining Hours of Service required to be credited under subsections (a), (b), and (c) above, the Employee shall be credited with 10 hours for each day, 45 Hours of Service for each week, or 190 hours for each month











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                  for which the Employee would be required to be credited with at least one Hour of Service under subsections (a), (b), and
                  (c) above. Hours of Service shall be determined in accordance with reasonable standards and policies adopted by the Committee in conformance with section 2530.200b-2(b) and (c) of the Department of Labor regulations, which are incorporated herein by reference.

         (z) "Inactive Participant" means, effective as of April 3, 1995, a Member who did participate but who is not currently eligible to participate in the Plan (but whose Member's Account remains with the Plan) for any reason, including, without limitation, transfer to employment:

                  (1) as an Employee of an Employer where he does not meet the requirements to be a Participant, or

                  (2)      as an Employee of a nonparticipating Affiliate, and

                  Participants whose Pre-Tax Contributions are suspended following a hardship withdrawal as described in Section 6.3 shall be Inactive Participants during such period of suspension.

         (aa) "Investment Fund" means any of the funds that may be designated as Investment Funds by the Committee from time to time. Participants in the DCA Prior Plan who are invested in the Fixed Income Fund may remain therein until such time as the contracts reach maturity. No further investments may be made into this fund. Upon maturity, amounts remaining in the Fixed Income Fund will be transferred to the JP Morgan Prime Money Market Fund unless otherwise directed by the Participant.

         (bb) "Member" means (1) any Covered Employee who is qualified under and who has become a Participant in the Plan and (2) any Inactive Participant or Former Participant who still has a Member's Account in the Plan.











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         (cc)     "Member's Account" means the total amount credited to the
                  separate account maintained in the Plan in accordance with the provisions of the Plan for each Member which represents his total proportionate interest in the Trust Fund as of any Valuation Date, and which consists of the sum of the following accounts:

                  (1) "After-Tax Account" means the separate fully vested account of each Member under that name to which are credited the Member's After-Tax Contributions to the Plan, if any, and the net worth of the Trust Fund attributable thereto.

                  (2) "Deferred Compensation Account" means the separate account of each Member under that name to which is credited the Member's account balance, if any, transferred from the CTS Corporation Deferred Compensation Plan and the net worth of the Trust Fund attributable thereto.

                  (3) "Money Purchase Account" means the separate account of each Member under that name to which is credited the Member's account balance, if any, transferred from a Retirement Plan described in subsection (gg) below and the net worth of the Trust Fund attributable thereto.

                  (4) "Pre-Tax Contributions Account" means the separate fully vested account of each Member under that name to which are credited his Pre-Tax Contributions under the Plan and the net worth of the Trust Fund attributable thereto.

                  (5) "After-Tax Matching Contributions Account" means the separate account of each Member under that name to which is credited his share of the Employer's Matching Contributions and Incentive Contributions relating to After-Tax Contributions and the net worth of the Trust Fund attributable thereto.













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                  (6)      "Pre-Tax Matching Contributions Account" means the
                           separate account of each Member under that name to which is credited his share of the Employer's Matching Contributions and Incentive Contributions relating to Pre-Tax Contributions and the net worth of the Trust Fund attributable thereto.

                  (7) "Supplemental Contributions Account" means the separate account of each Considered Participant as described in section 4.6(d) under that name to which is credited his share of the Employer's Supplemental Contributions and the net worth of the Trust Fund attributable thereto.

                  (8) "Rollover Account" means the separate fully vested account of each Member under that name to which is credited a Member's Rollover Contribution, if any, under section 4.8 and the net worth of the Trust Fund attributable thereto.

         (dd) "Normal Retirement Age" means age 60. A Member's right to his entire Member's Account will be nonforfeitable when he attains his Normal Retirement Age.

         (ee) "Participant" means any Covered Employee of the Employer who has met the eligibility requirements of the Plan set forth in section 3.1 to be and become a Participant.

         (ff) "Pay Period" means the period of time beginning with the first day of the Participant's regularly scheduled work period for which the Participant is customarily paid by a single check and ending on the last day of such regularly scheduled work period.

         (gg) "Plan" means the "CTS Corporation Retirement Savings Plan" set forth in and by this document and all subsequent amendments thereto (IRS Plan No. 009; EIN of the Company 35-0225010).

         (hh)     "Plan Year" means the calendar year.

         (ii) "Prior Plan" means the CTS Corporation Deferred Compensation Plan, the CTS Retirement Plan, and that portion














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                  of the CTS of Elkhart Division Retirement Plan covering
                  nonbargaining hourly Employees, as each of such plans was in effect on April 30, 1992, which plans have been merged into the Plan effective as of May 1, 1992.

         (jj) "Termination of Employment" means severance of employment (as defined in Code section 401(k)(2)(B)(i)(I) for distribution after December 31, 2001) from the Company and Affiliates regardless of when the severance of employment occurred.

         (kk) "Trust" as herein used means the legal entity resulting from the agreement between the Company and the Trustee by which Contributions made under the Plan shall be received, held, invested, and disbursed to or for the benefit of Members and Beneficiaries.

         (ll) "Trust Agreement" means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund for the benefit of Members and Beneficiaries.

         (mm) "Trustee" means the corporate trustee acting under the Trust Agreement and its corporate successors.

         (nn) "Trust Fund" means all funds received by the Trustee and held under the Plan, together with all income, profits, or increments thereon, and which shall consist of the Investment Funds.

         (oo) "Valuation Date" means the last day of each calendar month. Effective April 3, 1995, Valuation Date shall mean each regular business day of the calendar year.

         (pp) "DCA Prior Plan" means the Dynamics Corporation of America Employee Savings and Investment Plan as in effect on March 31, 1998, which plan has been merged into the Plan effective as of April 1, 1998.

         (qq) "Motorola Plan" means the Motorola Profit Sharing and Investment Plan as in effect on February 26, 1999.

         (rr) "Transferred Participant" means a participant in the Motorola Plan who is employed by CTS Wireless Components, Inc. as of February 26, 1999.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular may also include the plural.

                     Article III. Eligibility, Participation
                            and Crediting of Service

         3.1      Eligibility.

         (a) Each person who on May 1, 1992 was a Participant, Inactive Participant, former Participant, or Beneficiary under the Plan or a Prior Plan as in effect on April 30, 1992 shall on and after May 1, 1992 continue to participate in the Plan as a Member hereunder. Further, each person who on April 1, 1998 participated in or was a beneficiary under the DCA Prior Plan as in effect on March 31, 1998 shall on and after April 1, 1998 participate in the Plan as a Member hereunder. Further, each person who on February 26, 1999 was a Transferred Participant shall on and after February 26, 1999 participate in the Plan as a Member hereunder.

         (b) On and after May 1, 1992 each other person who is or who becomes a Covered Employee shall be eligible to participate in the Plan as of the Enrollment Date coincident with or next following the latest to occur of (1), (2), or (3) below:

                  (1) the Coverage Date applicable to such person's group of Covered Employees;

                  (2)      the date such person becomes a Covered Employee;
                           or

                  (3)      the date determined under (A) or (B) below:

                           (A)      his date of hire, if his customary
                                    employment is for at least 1,000 Hours of Service in a year, or

                           (B) if his customary employment is not for at least 1,000 Hours of Service in a year, the date as of which he actually completes at least 1,000 Hours of Service by the end of
                                    (i) his initial 12-month period of
                                    employment or (ii) any Plan Year ending
                                    after such 12-month period, whichever occurs first, if such person is a Covered Employee on such Enrollment Date, except that if a separated Covered Employee otherwise eligible to participate returns to employment as a Covered Employee after such Enrollment Date, such person shall again become eligible to participate as of the following Enrollment Date.

         3.2 Participation. A Covered Employee's participation in the Plan and election to make Pre-Tax Contributions shall be voluntary. A Covered Employee who is eligible to participate under section 3.1 may become a Participant and make Pre-Tax Contributions as provided in section 4.1 as of the first day of his initial Pay Period or as of any subsequent Enrollment Date by completing an application form prescribed by the Committee and filing such application with the Committee at such time and in such manner as the Committee shall determine. In making such application the Covered Employee shall signify acceptance of the terms and conditions of the Plan and shall be bound thereby. Each application will authorize the Employer to deduct Pre-Tax Contributions from his Compensation at the rate specified in the form and will also specify the Investment Fund(s) in which his Pre-Tax Contributions are to be invested.

         3.3 Duration of Participation. A Covered Employee who becomes a Participant shall continue to be a Participant or Inactive Participant until he has a Termination of Employment and also shall continue to be a Member thereafter for as long as he is entitled to receive any benefits hereunder. After receiving all benefits to which he is entitled hereunder, he shall cease to be a Member. If a Member incurs a Termination of Employment and thereafter returns to employment as a Covered Employee, such person shall immediately again be eligible to become a Participant in the Plan as of the date of reemployment.

         3.4      Transferred Employees.

         (a) An Employee who shall be transferred into employment that renders him eligible to become a Participant hereunder shall be credited with Vesting Service for all employment with the Employer and Affiliates, before and after such transfer.

         (b) Any Participant who is transferred to employment where he becomes an Inactive Participant shall not be eligible to make Pre-Tax Contributions for the period in which he is an Inactive Participant. The Member's Account of such an Inactive Participant shall continue to be held and administered under the Plan, shall be adjusted as provided in section 5.7, shall be subject to all other Plan provisions pertaining to Inactive Participants, and shall be distributed only upon Termination of Employment with the Employers and Affiliates as provided in
                  Article VII.

         3.5 Vesting Service. The term "Vesting Service" is used to determine whether an Employee's service prior to a Break in Service shall be reinstated if he is reemployed and to determine his vesting percentage under section 7.4. An Employee shall receive credit for Vesting Service for his period of employment by the Employer and nonparticipating Affiliates determined in accordance with uniform and nondiscriminatory standards and policies adopted by the Committee, which standards and policies shall be consistently observed and applied; provided, however, that--

         (a) Vesting Service shall be determined in completed full years and fractions of years in excess of completed full years.

         (b) For employment prior to May 1, 1992, an Employee shall be credited as of May 1, 1992 with Vesting Service equal to the "years of service" he had under the Plan or a Prior Plan as of April 30, 1992, determined under the service and break in service provisions of the Plan or Prior Plan as in effect on April 30, 1992. An Employee who was a participant under the DCA Prior Plan as in effect on March 31, 1998, shall be credited as of April 1, 1998 with Vesting Service equal to the "years of service" he had under the DCA Prior Plan, determined under the service and break in service provisions of the DCA Prior Plan as in effect on March 31, 1998. An employee who is a Transferred Participant shall be credited as of February 26, 1999 with Vesting Service equal to the "years of service" he had under the Motorola Plan, determined under the service and break in service provisions of the Motorola Plan as in effect on February 26, 1999.

         (c) Beginning May 1, 1992, an Employee shall receive credit for Vesting Service for the period of time elapsed from the later to occur of his date of hire or May 1, 1992 to his Break in Service, including but not limited to credit for the following periods:

                  (1) The period he is on any leave of absence from work with the Employer or nonparticipating Affiliate for military service, but not to exceed the period required under the Federal law pertaining to veterans' reemployment rights; provided, however, that if he fails to report for work at the end of such leave during which he has reemployment rights, he shall receive credit for Vesting Service while on such leave only until his Break in Service.

                  (2) The period he is absent from employment due to an authorized leave of absence or layoff, but not to exceed the maximum period applicable to the Employee under the Employer's leave and layoff policies; provided, however, that if he fails to report for work at the end of such authorized leave or layoff, he shall receive credit for Vesting Service while on such authorized leave or layoff only until his Break in Service.

         (d) Reemployment. If an Employee who has had a Break in Service after May 1, 1992 is subsequently reemployed as an Employee, he shall be considered a new Employee for purposes of the Plan except--

                  (1) Reemployment Within Less Than a One-Year Period. If he is reemployed before at least 12 months have elapsed after the earlier to occur of:

                           (A)      his quit, discharge, or retirement, or

                           (B) his first day of absence from employment for any other reason which results in a Break in Service,

                           the Vesting Service he had at such break shall be reinstated upon his reemployment and he shall receive credit for Vesting Service for the period between his Break in Service and his reemployment.

                  (2) Reemployment With a Vested Benefit. If upon his reemployment he is then eligible for a benefit under
                           Article VII derived from Employer Contributions, the Vesting Service he had at such break shall be reinstated as of his date of reemployment.

                  (3)      Reemployed and Meeting the Parity Rule. If neither
                           (a) nor (b) is applicable, then, if the continuous period between his Break in Service and his reemployment does not equal or exceed the greater of five or the number of years of Vesting Service he had prior to such break, the Vesting

                           Service he had at such break shall be reinstated upon his reemployment.

         3.6 Break in Service. Break in Service means the earlier to occur of (a) or (b) below:

         (a)      The date the Employee quits, is discharged, or retires.

         (b) The first anniversary of the first day of his authorized absence from employment with the Employer or Affiliate (with or without pay) for any reason other than in (a) above, such as sickness, military service, authorized leave of absence, or layoff. An Employee who fails to return to work at the expiration of an authorized absence shall be deemed to have had a Break in Service on the earlier to occur of (1) expiration of an authorized absence or a recall from layoff or
                  (2) the first anniversary of the first day of such absence.

(The fact that an Employee who is a Participant becomes an Inactive Participant shall not constitute a Break in Service, but the rules set forth in sections 3.5 and 3.6 shall continue to apply to such an Employee during the period in which he is an Inactive Participant.)

         3.7 Maternity/Paternity Absence, Family and Medical Leave. In the case of an Employee (a) whose absence from work for maternity or paternity reasons begins on or after January 1, 1985, to the extent not otherwise counted as an authorized leave of absence and to the extent such absence continues beyond a 12-month period or (b) whose absence from employment, up to twelve weeks, on or after August 5, 1993 qualifies for leave under the Family and Medical Leave Act of 1993, such Employee's Break in Service shall occur on the second anniversary of this section 3.7, absence from work for maternity or paternity reasons means an absence (a) by reason of pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. This section 3.7 shall apply only for the purpose of determining whether an Employee's Vesting Service must be reinstated upon reemployment pursuant to section 3.5(d) and not for purposes of determining the number of years of his Vesting Service. There shall be no duplication of credit between a period credited under this section 3.7 and a period for which credit is granted for Vesting Service under section 3.5.

         3.8 Leased Employees. A person who is not an Employee of an Employer or nonparticipating Affiliate and who performs services for an Employer or a nonparticipating Affiliate pursuant to an agreement between the Employer or nonparticipating Affiliate and a leasing organization shall be considered a "leased employee" if he performed the services on a substantially full-time basis for a year and such services were performed under the primary direction or control of an Employer or nonparticipating Affiliate. A person who is considered a "leased employee" of an Employer or nonparticipating Affiliate shall not be considered a Covered Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee shall be excluded from this Plan regardless of whether he participates in any plan maintained by the leasing organization. However, if a leased employee participates in the Plan as a result of subsequent employment with an Employer, he shall receive credit for Vesting Service for such employment as a leased employee. Notwithstanding the preceding provisions of this section, a leased employee shall be treated as an Employee for purposes of applying the requirements described in Code section 414(n)(3) and for purposes of determining the number and identity of Highly Compensated Employees.

         3.9 USERRA. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, loan repayments, and service credit with respect to qualified military service (within the meaning of Code Section 414(u)(5)) will be provided in accordance with Section 414(u) of the Code, effective for reemployment on or after December 12, 1994.

                            Article IV. Contributions

         4.1      Participant Pre-Tax Contributions.

         (a) Initial Contributions. Each Participant, so long as he remains a Participant, may elect (on a form furnished by the Committee and in accordance with the Committee's rules) to reduce his Compensation by payroll reduction equal to between one percent (1%) and thirty-five percent (35%) (eighteen percent (18%) prior to May 1, 2002), in whole percentages of his Compensation paid for each Pay Period. Payroll reductions may begin as of any Enrollment Date provided that payroll reduction and related forms are received by a specified time prior to such Enrollment Date. The amount by which the Participant's Compensation is reduced shall be contributed by the Employer on the Participant's behalf to the Plan as the Participant's Pre-Tax Contributions. The Committee shall have the authority to limit the Pre-Tax Contributions of Participants to the extent necessary to assure compliance with the deferral percentage limitation in section 4.4, the multiple use of alternatives test in section 4.5(d) and the limitation on annual account additions in section 4.7 for any Plan Year, notwithstanding that such limitation may result in the Pre-Tax Contribution of any Participant being less than a whole percentage of such Participant's Compensation.

         (b) Adjustments. A Participant may change the percentage of his Pre-Tax Contributions at any time (or, prior to May 1, 2002, once each calendar quarter as of any Enrollment Date) by filing a notice of such change in such manner and in accordance with such rules as are established by the Committee. Pre-Tax Contributions by Section 16 Reporting Persons shall be limited as provided in section 5.5.

         (c) Suspension. A Participant may elect to become an Inactive Participant, and have his Pre-Tax Contributions suspended, as of any payroll date by filing with the Employer a written notice of such suspension (on a form furnished by the Committee and in accordance with the Committee's rules), and his Pre-Tax Contributions shall cease as of the first day of the next Pay Period following the date on which the Participant submits the notice.

         (d) Inactive Participants. A Participant who ceases to qualify as a Covered Employee but who remains in the employment of the Employer or Affiliate, and a Participant whose Pre-Tax Contributions have been suspended under section 6.3(e) due to a hardship withdrawal, shall become an Inactive Participant and shall have his Pre-Tax Contributions completely discontinued, effective as of the date of such change of employment status or withdrawal.

         (e) Resumption. Any Participant whose Pre-Tax Contributions have been suspended may elect again to become a Participant and have such contributions resumed if at that time he qualifies to elect to be a Participant, by filing a written notice (on a form furnished by the Committee and in accordance with the Committee's rules) therefor by a specified time prior to the date as of which such person desires again to become a Participant and have his Pre-Tax Contributions resumed. Such resumption shall be effective as of (1) any subsequent Enrollment Date, in the case of a voluntary suspension of Pre-Tax Contributions under section 4.1(c) or (2) the first day of any month following the 6-month suspension period, in the case of involuntary suspension of Pre-Tax Contributions under section 6.3(e) or 6.4.

         (f) Former Participants. A Participant, or an Inactive Participant, whose employment with the Employer and

                  Affiliates terminates for any reason shall become a Former Participant, and any Pre-Tax Contributions he is making as a Participant shall be discontinued, effective as of his final Pay Period.

         (g) Deposit and Allocations. Pre-Tax Contributions shall be paid over by the Employer to the Trustee for deposit into the Trust, and shall be allocated and credited to the Participant's Pre-Tax Contributions Account in the Plan as soon as practicable after the date they would have been otherwise received as Compensation. The final payroll reduction contributions for the Plan Year shall not be made later than the time when the Company is required to file its Federal income tax return for the Plan Year. All amounts elected by the Participant to be contributed to the Plan pursuant to this section shall at all times be fully vested.

         4.2      Employer Matching and Incentive Contributions.

         (a) Matching Contribution. Each month for the interval from May 1, 1992 through December 31, 1992 and each month for each Plan Year until April 3, 1995, the Employer shall contribute to the Trust on behalf of Participants who make Pre-Tax Contributions for the month. Effective April 3, 1995, the above Employer Contributions shall be contributed to the Trust on behalf of Participants as soon as practical after the payroll settlement date for which the Employer Contribution is made. For the above Employer Contributions that are contributed to the Trust on wages earned prior to July 4, 1999, the Employer shall contribute an amount which, when increased by the total amount of any forfeitures credited under Section 7.4 shall be equal to 50 percent of the

                  Participant's Pre-Tax Contributions up to 3 percent of Compensation plus 25 percent of the Participant's Pre-tax contributions between 4 and 6 percent of Compensation made during that month pursuant to Section 4.1. For the above Employer Contributions that are contributed to the Trust on wages earned on or after July 4, 1999, the Employer shall contribute an amount which, when increased by the total amount of any forfeitures credited under Section 7.4, shall be equal to 50 percent of the Participant's Pre-Tax Contributions up to 6 percent of Compensation made during that month pursuant to
                  Section 4.1.

                  Incentive Contribution. The Employer may, but is not required to, make an additional, discretionary Matching Contribution to the Plan for each Plan Year, which shall be called an Incentive Contribution. Any such discretionary Incentive Contribution shall be made as of the end of the Employer's taxable year.

         (b) Maximum Deductible Contributions. In no event shall the sum of the aggregate Pre-Tax Contributions, Matching Contributions, Incentive Contributions, and Supplemental Contributions under section 4.6 made by the Employer for a Plan Year exceed the maximum amount deductible by the Employer for a contribution to the Plan for the Plan Year.

         (c) Deposit of Contributions. Each Participant's Matching Contribution shall be paid over by the Employer to the Trustee and credited to the Trust as soon as possible after the end of the month for which made, and Incentive Contributions shall be credited as of the end of the Plan Year for which made, but in any event no later than the date the Employer's Federal income tax return is due for the Plan Year, including extensions.

         (d) Allocation. The Employer's Matching Contribution for each month shall be allocated and credited as of the last day of each month to the Pre-Tax Matching Contributions Accounts of all persons who made Pre-Tax Contributions under section 4.1 during such month and who are Covered Employees at any time during such month. Such allocation and credit shall be in the proportion that the Pre-Tax Contribution of each such Participant (1) up to 3 percent of Compensation and (2) from 4-6 percent of Compensation for the Plan Year bears to such aggregate Pre-Tax Contributions (A) up to 3 percent of Compensation and (B) from 4-6 percent of Compensation, respectively, of all such Participants for such month. Employer Incentive Contributions shall be allocated in a similar manner as of the end of each Plan Year.

         4.3      Dollar Limitation on Pre-Tax Contributions.
                  (a) Dollar Limit. Except as otherwise provided by Section 4.9 of the Plan or Section 414(v) of the Code, in no event shall a Member's aggregate Pre-Tax Contributions under the Plan for any calendar year beginning with 1987, when combined with any other elective pre-tax deferrals under Code section 402(g) made on behalf of the Member by the Employer and Affiliates for such calendar year, exceed $11,000 (for calendar year
                  2002), or such higher annual amount as may be determined by the Secretary of the Treasury to reflect increases in the cost of living.

                  (b) Distribution of Excess Deferrals. In the event that in a calendar year a Member's Pre-Tax Contributions reach the level of an Excess Deferral, payroll deductions therefore shall automatically cease and the Member shall be entitled to a refund of any Excess Deferral. A distribution of Excess Deferrals, adjusted for earnings and losses, shall be made no later than the April 15 of the calendar year following the calendar year in which such Excess Deferrals were made.

         4.4 Deferral Percentage Limitation on Pre-Tax Contributions. Notwithstanding section 4.1, in no event shall the Employer permit Pre-Tax Contributions for any Plan Year which would cause the actual deferral percentage of the group of Members who are Highly Compensated Employees to exceed the actual deferral percentage of the group of all other Members by more than the greater of --

         (a) one and one-quarter times the actual deferral percentage of the group of all other Members; or

         (b) the lesser of (1) two times the actual deferral percentage of the group of all other Members, or (2) two percentage points above the actual deferral percentage of the group of all other Members.

                  The actual deferral percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (A) the Pre-Tax Contributions made on behalf of each eligible Employee for such Plan Year (or the Plan Year immediately preceding such Plan Year, for Members who are not Highly Compensated Employees and for Plan Years beginning on or after January 1, 1997) to (B) such eligible Employee's compensation for such Plan Year (or the Plan Year immediately preceding such Plan Year, for Members who are not Highly Compensated Employees and for Plan Years beginning on or after January 1, 1997).

                  For purposes of this section 4.4 and section 4.5, the Committee shall have the authority each year to choose a definition of compensation as defined in Code Section

                  415(c)(3) and the regulations thereunder, including such modifications to such definitions as set forth in the regulations under Code Section 414(s).

                  If the Committee determines that a refund of the amount of Pre-Tax Contributions is necessary in order to assure compliance with the above limitation, the Committee shall refund the amount of the excess Pre-Tax Contributions of affected Members. A refund of the contributions to comply with the above limitation shall be made only with respect to those Members who are Highly Compensated Employees according to the following procedures:

                  (a) For Plan Years beginning before January 1, 1997, such refunds shall be made in such manner that the Pre-Tax Contributions of those Highly Compensated Employees with the largest Pre-Tax Contributions as a percentage of compensation shall be reduced first.

                  (b) For Plan Years beginning on or after January 1, 1997, excess contributions shall be allocated to the Highly Compensated Employees with the largest amount of Pre-Tax Contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of Pre-Tax Contributions and continuing in descending order until all of the excess contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess contributions.

                  Such excess contributions (reduced by any Excess Deferrals returned under section 4.3(b)), adjusted for earnings and losses, shall be refunded to the Highly

                  Compensated Employees as soon as practicable. In no event, however, shall such excess contributions be left undistributed any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made. The Committee may also reduce Pre-Tax Contributions so that the deductible limits of Code Section 404(a) are not exceeded.

         4.5 Contribution Percentage Limitation on Matching and Incentive Contributions.

         (a) Limitation. Notwithstanding section 4.2, in no event shall the Plan permit Matching and Incentive Contributions to be made for Members for any Plan Year that would cause the contribution percentage of the group of Members who are Highly Compensated Employees to exceed the contribution percentage of the group of all other Members by more than the greater of --

                  (1) one and one-quarter times the contribution percentage of the group of all other Members; or

                  (2) the lesser of (A) two times the contribution percentage of the group of all other active Members or (B) two percentage points above the contribution percentage of the group of all other Members.

         (b) Contribution Percentage. The contribution percentage of each group of Members for any Plan Year shall be the average of the ratios (calculated individually for each Member in each group) of (1) the Matching and Incentive Contributions made for each Member for such Plan Year (or the Plan Year immediately preceding such Plan Year, for members who are not Highly Compensated Employees and for Plan Years beginning on or after January 1, 1997) to (2) such Member's compensation for such Plan Year (or the Plan Year immediately preceding such Plan Year, for members who are not Highly Compensated Employees and for Plan Years beginning on or after January 1, 1997). The Committee, in its discretion

                  (and pursuant to regulations issued by the Secretary of the Treasury) may also consider the Member's Pre-Tax Contributions when computing the contribution percentage for each group under this section, provided that (1) all the Pre-Tax Contributions, including such contributions being considered, comply with the limits under section 4.4 and (2) the Matching and Incentive Contributions (excluding such contributions being considered under this section), comply with the limits under section 4.4.

          (c) Reduction to Meet Contribution Percentage Limit. To the extent necessary to conform the contribution percentages for any Plan Year to the limitations of subsection (a), the Committee shall refund the Matching and/or Incentive Contributions made for the group of active Members who are Highly Compensated Employees (called the "Excess Aggregate Contribution") according to the following procedures:

                  (1) For Plan Years beginning before January 1, 1997, such refunds shall be made in such manner that the Matching and/or Contributions of those Highly Compensated Employees with the largest Matching and/or Incentive Contributions as a percentage of compensation shall be reduced first.

                  (2) For Plan Years beginning on or after January 1, 1997, Excess Aggregate Contributions shall be allocated to the Highly Compensated Employees with the largest amount of Matching and/or Incentive Contributions taken into account in calculating the actual contribution percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of Matching and/or Incentive Contributions and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions.

          (d) Multiple Use of Alternative Tests. Solely for Plan Years beginning prior to January 1, 2002,this subsection shall apply only in Plan Years for which the Pre-Tax Contributions for the Plan Year comply with the limits set forth in section 4.4 solely by meeting the alternative actual deferral percentage test set forth in section 4.4(b) and the Matching Contributions for the Plan Year comply with the limits set forth in section 4.5(a) solely by meeting the alternative contribution percentage test set forth in section 4.5(a)(2).

                  For Plan Years described in the preceding paragraph, the Plan shall not be treated as complying with the limits of section 4.5(a) if the sum of the actual deferral percentage and contribution percentage of the group of Members who are Highly Compensated Employees exceeds the following limit (known as the "Aggregate Limit") which is the sum of:

                  (1) one and one-quarter times the greater of the actual deferral percentage or contribution percentage of the group of all other Members, and

                  (2)      the lesser of --

                           (A) two times the lesser of the actual deferral percentage or contribution percentage of the group of all other Members, or

                           (B) the sum of two percentage points and the lesser of the actual deferral percentage or contribution percentage of the group of all other Members.

         (e) Reductions to Meet Aggregate Limit. To the extent necessary to conform the contribution percentages for any Plan Year to the limitation of paragraph (d) above, the Company shall refund the Matching and/or Incentive Contributions of Highly Compensated Employees in the same manner as provided under section 4.5(c).

         4.6      Supplemental Contributions.

         (a) Annual Contributions. For the period from May 1, 1992 through December 31, 1992 and for each Plan Year thereafter, the Company shall make a monthly contribution to the Plan on behalf of Considered Participants, as described in (d) below, of an amount equal to 3 percent of the Compensation of each Considered Participant for such month. The Supplemental Contribution shall become due and payable as of the last day of each month, irrespective of the Company's earnings and profits.

         (b) Allocation of Supplemental Contribution. The Supplemental Contribution shall be allocated and credited as of the last day of each month for which made to the Supplemental Contributions Accounts of all Considered Participants who had any Compensation for such month. Such allocation shall be in the ratio that each Considered Participant's Compensation for the month bears to the total Compensation during such month of all Considered Participants entitled to share in such contribution.

         (c) Payment to Trustee. Such Supplemental Contribution shall be paid to the Trustee on a monthly basis, but not later than the due date, including extensions, for the Employer to obtain a Federal income tax deduction for such contribution for the Plan Year.

         (d) Considered Participants. "Considered Participants" means nonexempt salaried and hourly paid Employees employed at the following facilities of the Company: Bentonville, Arkansas; Brownsville, Texas; Elkhart,

                  Indiana nonbargaining unit Employees hired on or after July 1, 1986; Corporate Office Employees hired on or after July 1, 1986; Sandwich, Illinois; and West Lafayette, Indiana; and such other groups of Employees as may be designated in writing by the Committee after May 1, 1992 as Considered Participants.

         4.7 Limitations on Annual Account Additions. The provisions of this section 4.7 shall apply to Plan Years beginning on and after January 1, 1987.

         (a) Annual Account Addition. The term "Annual Account Addition" means, for any Member for any Plan Year the sum of --

                  (1) the Affiliate contributions made for him under "any defined contribution plan" for the year (including Employer Contributions made under sections 4.1, 4.2, and 4.6 of the Plan;

                  (2) the Member's after-tax contributions, if any, for the year to "any defined contribution plan";

                  (3) forfeitures allocated to him for the year under "any defined contribution plan"; and

                  (4) any contributions allocated on his benefit to any individual medical account under Code sections 401(h)(6) and 419A(d).

                  "Any defined contribution plan" means the Plan and all other defined contribution plans of the Affiliates considered as one plan. A Member's Annual Account Addition shall not include any amounts transferred to the Plan from another qualified plan of the Affiliates.

         (b) Limitation. Except as otherwise provided by Section 4.9 of the Plan or Section 414(v) of the Code, notwithstanding any other provisions of the Plan, the Annual Account Addition of a Member for any Plan Year, which shall be the "limitation year," shall not exceed the lesser of --

                  (1) for Plan Years beginning on or after January 1, 1995, the limitation set forth in Code Section 415
                           (c)(i)(A) in effect for the Plan Year, and for Plan Years beginning prior to January 1, 1995, the greater of $30,000 or one-fourth of the defined benefit dollar limitation set forth in Code section 415(b) in effect for such Plan Year, or

                  (2) 100 percent (25 percent for Plan Years beginning prior to January 1, 2002) of the Member's compensation for such Plan Year. For purposes of this section 4.7, "compensation" means the Member's taxable compensation for the Plan Year as defined in Code section 415(c)(3), (i) for purposes of Plan Years beginning prior to January 1, 1998, not including any pay deferrals under Code sections 125 and 401(k), (ii) for purposes of Plan Years beginning on or after January 1, 1998, including any pay deferrals under Code sections 125, 401(k), or 132
                           (f)(4), and (iii) without regard to the Code section 401(a)(17) compensation limitation. The compensation limitation referred to in section 4.7(b)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or section 419A(f)(2)) which is otherwise treated as an annual addition.

         (c) Reduction in Annual Account Additions. If in any Plan Year a Member's Annual Account Additions exceed the applicable limitation determined under subsection (b) above, such excess (referred to herein as the "Annual Account Excess") shall not be allocated to his accounts in any defined contribution plan, but shall be treated in the following manner:

                  (1) First, his Pre-Tax Contributions shall be reduced up to the amount of the Annual Account Excess, and any such contributions so reduced shall be refunded to him as soon as administratively convenient after the end of the Plan Year.

                  (2) If there is any remaining Annual Account Excess after the application of paragraph (1) above, his allocation of Matching and Incentive Contributions for the year shall be reduced, up to the remaining amount of the Annual Account Excess.

                  (3) If there is any remaining Annual Account Excess after the application of paragraphs (1) and (2) above, his share of Supplemental Contributions for that year shall be reduced, up to the remaining amount of the Annual Account Excess.

                  (4) Any reduction in such a Member's allocation under (2) and (3) above attributable to Employer contributions shall be deemed to be a forfeiture under the Plan for such Plan Year and be reallocated as provided for in section 7.4.

         (d) Dual Plan Limitation. For Plan Years beginning prior to January 1, 2000, if a Member is also a participant in any defined benefit plan maintained by the Affiliates, the Member's projected benefit under such defined benefit plan shall be limited to the extent necessary to comply with the dual plan limitation set forth in Code section 415(e).

         4.8 Rollover Contributions. A Covered Employee (whether or not he has become a Participant) may, in accordance with procedures approved by the Committee, contribute to his Rollover Account an amount that constitutes a "rollover amount" or a "rollover contribution" within the meaning of Code sections 402(c), 403(a)(4), and 408(d)(3), including but not limited to the following amounts:

         (a) all or part of a distribution qualifying as a "qualified total distribution" (including a single sum plan termination distribution and a distribution of deductible voluntary employee contributions) either from a trust described in Code section 401(a) and exempt from tax under Code section 501(a) or from a Code section 403(a) annuity plan, less any amounts considered to be employee contributions, or

         (b) a distribution from an individual retirement account or annuity, as described in Code section 408, the entire amount of which distribution or redemption is from a source described in (a) above.

Such a contribution must be paid over to the Trustee on or before the sixtieth day after the Covered Employee receives or is deemed to have received the distribution. The contribution shall be allocated and credited to the Covered Employee's Rollover Account as of the Valuation Date coincident with or next following the date the contribution is paid to the Trust Fund. The Rollover Account of each Covered Employee shall be fully vested at all times.

Except as otherwise specifically provided in the Plan, a Rollover Account established to hold any Rollover Contributions shall be subject to the same investment provisions as a Member's After-Tax Account in the Plan, shall be withdrawable in service as provided in section 6.2, and shall be distributable to the Member as provided in sections 7.1 - 7.4. Notwithstanding the foregoing, a Member may take a loan, in accordance with section 6.5, against any amounts in his Rollover Account.

         4.9  Catch-up Contributions.

                  Notwithstanding any provisions of this Article IV to the contrary, effective September 30, 2002, all Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code as
                  applicable, by reason of the making of such catch-up contributions.

                  Article V. Accounts and Records of the Plan,
                              Investment Elections

         5.1 Accounts. The Committee shall cause to be established and maintained such records and accounts as it deems necessary or advisable in connection with the management and operation of the Plan. The Committee shall also establish and maintain a separate account in each of the Investment Funds comprising the Trust for each Member to which shall be credited, or against which shall be debited, from time to time as herein provided, the Member's Pre-Tax Contributions, Matching Contributions, Incentive Contributions, Supplemental Contributions, and any Rollover Contributions, the Member's share of that Fund's income, the Member's share of any gain or loss in respect of that Fund, earnings, if any, credited to the Member's Account, and distributions, if any, from the Member's Account. It is stipulated, however, that the establishment and maintenance of such separate accounts shall not require any segregation of the assets of the Trust.

A Member's Pre-Tax Contributions together with the net income of the Trust attributable thereto shall be separately identified in the Member's Account, but for purposes of investment, Members' Pre-Tax Contributions shall be commingled and invested with Members' Matching Contributions, Incentive Contributions, Supplemental Contributions, and any Rollover Contributions. The Trust shall consist of the Investment Funds, in each of which Investment Funds each Member who has any interest therein shall have an undivided proportionate interest. Each Member's undivided proportionate interest in each Investment Fund shall be measured by the proportion that the Member's net balance in that Investment Fund bears to the total net balance of that Investment Fund as of the date that such interest is being determined.

         5.2 Records. The books of account, forms, and accounting methods used in the administration of the Plan shall be prescribed by and under the supervision and control of the Com-mittee. Except as otherwise provided by law, a Member or Beneficiary shall not have the right to inspect any of the records of the Plan except the individual accounts maintained and established for said Member. The Committee may appoint an agent to maintain all or any part of the records showing the interest of each Member under the Plan, in such form and manner as the Committee may direct.

         5.3 Statements to Members. The Committee shall, at least annually, mail or deliver to each Member a statement, in such form as the Committee shall determine, of the Member's Account of such Member. Such statement shall be deemed to have been accepted by the Member as correct unless written notice to the contrary is received by the Employer within 30 days after the mailing or delivery of such statement to said Member.

         5.4 Investment of Contributions. Each Participant upon becoming a Participant shall elect on a form furnished for that purpose by the Committee that such Participant's (a) Pre-Tax Contributions, (b) Matching and Incentive Contributions, (c) Supplemental Contributions, and (d) any Rollover Contributions credited to the Participant's account, taken collectively, be invested in multiples of 1%, in any combination of Investment Funds, provided that such combination totals 100 percent. If a Participant fails to make an election upon becoming a Participant or does not provide for investment of 100 percent of such Contributions, any uninvested Contributions shall be invested in the JP Morgan Prime Money Market Fund, or such other fund as the Committee may designate. Such election or investment in lieu of an election shall continue in effect thereafter until the Participant makes a new investment election as to such Contributions as provided below.

A Participant may change such election as to future Contributions by filing an election form in accordance with rules established by the Committee.

         5.5 Transfers Among Investment Funds. Each Member may elect, in accordance with rules established by the Committee, to transfer and reallocate among the Investment Funds the Member's aggregate balances in his Member's Account as of any Valuation Date. The Member may elect, that, following such transfer and reallocation, his Member's Account be invested 100 percent in any Investment Fund or that any multiple of 1 percent of his Member's Account be invested in any combination of Investment Funds totaling 100 percent. Such election, when made, shall be applicable to the Member's aggregate account balances as described above, but shall not affect how the Member's future Contributions are invested under section 5.4.

Notwithstanding the foregoing, any person who is a "Section 16 Reporting Person" (that is, a person who is required to report his transactions in Company Stock to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934) may alter his selection with respect to the investment of his current Member's Account balance by filing such change with the Committee, on a form to be provided by the Committee; provided, however, that no such election by a Section 16 Reporting Person into the CTS Common Stock Fund may be made unless and until at least six months have elapsed since such
Section 16 Reporting Person's most recent election out of the CTS Common Stock Fund, and no election by a Section 16 Reporting Person out of the CTS Common Stock Fund may be made unless and until at least six months have elapsed since such Section 16 Reporting Person's most recent election into the CTS Common Stock Fund.

         5.6 Valuations. As of each Valuation Date, and as of such other dates, if any, as the Committee may direct, the Trustee shall determine the value, at current market values, of all assets then comprising each of the Investment Funds of the Trust.

         5.7 Account Balances. As of each Valuation Date, the Committee shall adjust each account in each Investment Fund to reflect net appreciation or depreciation in the aggregate fair market value of said Fund's assets, said Fund's income and expenses, and gains or losses from the sale or other disposition of said Fund's assets since the last preceding adjustment under this section 5.7.

                  Article VI. In-Service Withdrawals and Loans

         6.1 Withdrawals from After-Tax Accounts. Each Participant or Inactive Participant may, upon a form approved for this purpose by the Committee and in accordance with its rules, request a withdrawal from his After-Tax Account under
(a) or (b) below:

         (a) Total Withdrawal. He may request a cash withdrawal of the entire amount of his After-Tax Account and his After-Tax Matching Contributions Account, including earnings thereon, without penalty.

         (b) Partial Withdrawal. He may request a partial cash withdrawal of his After-Tax Contributions to the Plan, not including earnings thereon, without penalty.

         6.2 Withdrawals from Rollover Accounts. Each Participant or Inactive Participant may, upon a form approved for this purpose by the Committee and in accordance with its rules, request a total or partial cash withdrawal from his Rollover Account, including earnings thereon, without penalty, provided that such withdrawal does not cause any outstanding Plan loan plus unpaid interest to date to exceed 50 percent of the value of the Member's Account.

         6.3 Hardship Withdrawals. A Participant or Inactive Participant who has not attained age 59 1/2 and who has withdrawn the maximum amount allowed under sections 6.1 and 6.2 may, upon a form approved for this purpose by the Committee and in accordance with its rules, request a partial or total cash withdrawal from his Pre-Tax Contributions Account, his Pre-Tax Matching Contributions Account, and his Supplemental Contributions Account, excluding post-1988 earnings or gains on his Pre-Tax Contributions, but only for hardship (as defined below) and in accordance with uniform and nondiscriminatory standards and policies adopted by the Committee, which standards and policies shall be consistently observed and applied. The following rules shall apply to hardship withdrawals hereunder:

         (a) Withdrawable Amounts. The amount of a hardship distribution shall be limited to the lesser of (1) the amount which the Committee determines is required to meet the immediate financial need caused by the hardship or (2) the maximum withdrawable amount specified below as of the Valuation Date immediately preceding the date of withdrawal. No withdrawals of earnings or gains on post-1988 Pre-Tax Contributions shall be permitted. The Committee is authorized to limit the amount of a withdrawal until the valuation process is completed.

         (b) Financial Hardship. For purposes of this section 6.3, financial hardship shall mean a circumstance resulting from an immediate and heavy financial need, which shall be limited to the following situations:

                  (1) payment of medical expenses (described in Code section 213(d)) previously incurred by the Member, the Member's spouse, or dependents (as defined in Code section 152) and expenses necessary for such persons to obtain such medical care;

                  (2) purchase, excluding mortgage payments, of a principal residence for the Member;

                  (3) payment of tuition and related educational fees as determined by the Committee for the next 12 months of post-secondary education for the Member or the Member's spouse, children, or dependents;

                  (4) payment to prevent the eviction of the Member from a principal residence or the foreclosure on the mortgage of the Member's principal residence;

                  (5) payment of expenses, such as funeral expenses, due to a death in the Member's immediate family; or

                  (6) such other deemed financial needs as published from time to time by the Commissioner of Internal Revenue.

         (c) Maximum Withdrawal. An application for such a hardship withdrawal shall be filed in such form and at such time as the Committee may from time to time prescribe. Any withdrawal pursuant to the provisions of this section 6.3 shall be subject to the approval of the Committee. Such approval shall be determined in accordance with uniform and nondiscriminatory standards and policies adopted by the Committee, which shall be consistently observed and applied. The Committee shall permit no withdrawal to exceed the amount of the immediate and heavy financial need of the Member. Furthermore, the maximum amount of a withdrawal shall not exceed the total value of a Member's Account less the amount of any outstanding principal and interest on any loans under section 6.5.

         (d) Other Resources. No withdrawal described above may be made by a Participant or Inactive Participant unless the Member has obtained all other distributions, withdrawals, and the maximum available loan for which the Member is eligible under this Plan or any other plan maintained by the Company or its Affiliates (other than hardship withdrawals).

         (e) Nonparticipation Penalty and Other Restriction. Upon receiving such a withdrawal, (1) the Member shall not be permitted to make Pre-Tax Contributions under any plan maintained by the Company or its Affiliates and (2) the Employer shall not make any Supplemental Contributions under the Plan for such Member for the 6-month period (12-month period for distributions prior to January 1, 2002) beginning on the date of the withdrawal distribution. In addition, the maximum dollar amount of Pre-Tax Contributions under Code section 402(g) that such Participant may make in the Plan Year (under section 4.3 of the Plan) in which the 6-month period (12-month period for distributions prior to January 1, 2002) ends shall be reduced by the amount of Pre-Tax Contributions that the Participant made in the Plan Year of the hardship withdrawal.

         6.4 Age 59 1/2 Withdrawals. Effective as of June 28, 1991, each Member who attained age 59-1/2 may, upon a form approved for this purpose by the Committee and in accordance with the Committee's rules, elect to make a total or partial withdrawal, in cash or in Company Stock, of the entire vested portion of his entire Member's Account, including earnings on all accounts, but the maximum withdrawal may not exceed the value of the vested portion of the Member's Account less the amount of any outstanding principal and interest on loans under
Section 6.5.

         6.5 Loans. Each Participant or Inactive Participant may request a loan from the Trust, and the Committee shall authorize the Trustee to make a cash loan to such Participant or Inactive Participant, secured by 50 percent of the amount in the Participant's or Inactive Participant's Account. The terms of such loan shall be determined by the Committee, subject to the following conditions:

         (a) Term. The term of such loan shall not exceed five years, except that the Committee may extend the loan term beyond five years for any loan used for the purpose of purchasing the Participant's or Inactive Participant's principal residence. To the extent that such loan is unpaid at the time a distribution of such Participant's or Inactive Participant's Account becomes payable under Article III, such unpaid amount shall be deducted from the amount otherwise payable from the Participant's or Inactive Participant's Account.

         (b) Amount and Number Outstanding. The minimum loan amount hereunder shall be $1,000. With respect to loans granted before April 3, 1995, to any Participant or Inactive Participant and loans granted at any time prior to February 26, 1999 to Transferred Participants, a Participant or Inactive Participant may have a maximum of five loans outstanding at one time. Effective for all loans granted on or after April 3, 1995, a Participant or Inactive Participant other than a Transferred Participant, and effective for all loans granted on or after February 26, 1999 to a Transferred Participant may have a maximum of two loans outstanding at one time. The amount of such loan shall not exceed the smaller of --

                  (1) 50 percent of the vested portion of the Member's Account at the time of such loan, reduced by the highest outstanding principal and interest balance of all loans from the Plan during the 12-month period ending on the day the loan is made, or

                  (2) $50,000, reduced by the highest outstanding principal and interest balance of all loans from the Plan during the 12-month period ending on the day the loan is made.

         (c) Note. Such loan shall be evidenced by a promissory note. Appropriate disclosure shall be made pursuant to the Truth in Lending Act.

         (d) Interest and Fees. Such loan shall bear a reasonable rate of interest, as determined by the Committee as of the time the loan is made in a uniform and nondiscriminatory manner, which rate shall be commensurate with interest rates charged by commercial lenders under similar circumstances. Until April 3, 1995, the interest rate shall be equal to 2 percent above the prime rate of interest, as published by the Harris Trust and

                  Savings Bank, Chicago, Illinois, or such other bank as the Committee may designate, as of the date of the loan. Effective as of April 3, 1995, the interest rate shall be equal to 2 percent above the prime rate of interest, as published by the Wall Street Journal, as of the first day of the month in which the loan is granted. The interest rate shall remain unchanged for the term of the loan. Effective April 3, 1995, a $50.00 processing fee shall be assessed upon the approval of each loan. In addition, effective April 3, 1995, a $3.00 fee shall be assessed against each loan for every quarter during which that loan is outstanding. These fees shall be assessed to and paid directly out of the Participant's or Inactive Participant's Account.

         (e) Payments. Payments of principal and interest shall be made by approximately equal payments on a basis that would permit such loan to be amortized over its term. Prepayment of the entire amount of the Participant's or Inactive Participant's outstanding loan amount may be made without penalty. Except for such prepayments, loan payments shall be made by payroll deductions.

         (f) Default. If such Participant or Inactive Participant defaults in the making of any payments on such loan when due and such default continues for 90 days (six months, prior to February 1, 2002) thereafter, or in the event of such Participant's or Inactive Participant's bankruptcy, impending bankruptcy, insolvency, or impending insolvency, such loan shall be deemed to be in default, the entire unpaid balance with accrued interest shall become due and payable. The Trustee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default or, if the Participant's or Inactive Participant's Account is then distributable under Article VII, the Committee may direct the Trustee to apply the balance in the Participant's or Inactive Participant's Account in satisfaction of the unpaid principal and accrued interest.

         (g) Loan Disbursement and Repayment. Loans shall be implemented by means of a transfer of funds from the accounts comprising the Participant's or Inactive Participant's Account to a loan fund and by disbursement of the loan from such loan fund, except that no amount may be transferred to the loan fund from a Participant's or Inactive Participant's After-Tax Account or his After-Tax Matching Contributions Account. Repayments of principal and interest shall be credited to such loan fund and shall be thereupon transferred to such account and to the Investment Funds consistent with the Participant's or Inactive Participant's current investment elections.

         (h) Termination of Employment. A Former Participant shall have ninety (90) days from the date on which he terminated employment with the Employer in which to make arrangements to continue payments on any outstanding loans, in accordance with rules established by the Committee. If at any time following termination, the Former Participant fails to make any required payment on a loan for a period of 90 days, the loan shall be deemed in default and the entire unpaid balance with accrued interest shall become due and payable; provided, however, that, with respect to Former Participants whose employment with the Employer has been terminated by the Employer as a result of a plant closing or other event which, in the sole judgment of the Plan Administrator, is an unusual event, the Plan Administrator may, in its discretion, elect not to declare loans made to such Former Participants to be in default after ninety (90) days, if no risk of loss of principal or income would result to the Plan. The Plan Administrator may grant such Former Participants a reasonable period of time in which to cure any default, or elect to defer collection proceedings against such Former Participants, or take any other actions with respect to loans made to such Former Participants which are reasonable and prudent under the circumstances. This section 6.5(h) shall affect only those loans granted on or after April 3, 1995.

         (i) DCA Prior Plan Loans. Except as set forth in this section 6.5(i), loans made under the DCA Prior Plan shall be administered in accordance with the DCA Prior Plan. Loans under the DCA Prior Plan shall count towards the maximum amount available for loan and number of loans allowed as set forth in section 6.5(b).

         (j) Motorola Plan Loans. Except as set forth in this section 6.5(j), loans made under the Motorola Plan shall be administered in accordance with the Motorola Plan. Loans under the Motorola Plan shall count towards the maximum amount available for loan and number of loans allowed as set forth in section 6.5(b).

         6.6 Spousal Consent to Withdrawals and Loans. No withdrawal may be made by a married Member and no loan shall be granted to a married Member unless the Member's spouse consents thereto in writing.

                            Article VII. Distribution

         7.1 Distribution at Normal Retirement Age. Upon retirement of a Member after attaining Normal Retirement Age (age 60), he shall be entitled to a distribution of the full adjusted amount of his Member's Account as of the Valuation Date coincident with or next following the date of his retirement, including any amounts allocated to his accounts after such retirement. The amount payable under this section 7.1 shall be
                           distributed by any of the methods specified below elected by the distributee in accordance with Committee rules:

                  (a) Lump Sum. By immediate or deferred payment in one lump sum.

                  (b) Installments. If the value of the Member's Account is more than $5,000, by substantially equal annual installments over a period certain not exceeding the joint and last survivor life expectancy of the Member and a designated Beneficiary. The Member's Account shall continue to share in the income of the investment funds in which the Member has investments until all amounts of the Member's Account are paid out. The amount of the first installment on an annual basis shall be a fraction of the Member's Account as of the Valuation Date as of which the installment is payable of which the numerator is one and the total number of installments is the denominator. The amount of each subsequent installment on an annual basis shall be a fraction of the Member's Account as of the date as of which the installment is payable of which the numerator is one and the remaining number of installments is the denominator.

                  (c) Annuity Contract. If the value of the Member's Account is more than $5,000, by purchase from a legal reserve insurance company to be selected and approved by the Committee of a nontransferable annuity contract. The Member may choose any of the following forms of annuities: a single life annuity for the life of the Member, a Qualified Joint and Survivor Annuity (as herein defined), a joint and 50%, 75% or 100% survivor annuity or a life-ten years certain annuity. Notwithstanding the foregoing, if a married Member elects an annuity other than a Qualified Joint and Survivor Annuity hereunder, the amount distributed will be distributed by the purchase of a qualified Joint and Survivor Annuity unless the Member elects to waive the Qualified Joint and Survivor Annuity form of benefit. The election to waive such form of benefit shall not take effect unless (i) it is in writing,
                           (ii) the spouse of the Member consents in writing to such election, (iii) such election indicates that the Member alone is to receive the benefit or designates a specific joint annuitant or Beneficiary and the form of benefit payment, and (iv) the spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or notary public. The recipient or Beneficiary designation and form of benefit election may not be changed without spousal consent, unless the change reinstates the Qualified Joint and Survivor Annuity or the spouse's consent expressly permits designations by the Member without any requirements of further consent by the spouse. Consent, if given, shall be irrevocable. If, prior to the purchase of the annuity, the spouse dies or the Member and the spouse become divorced, the Member may change the joint annuitant, the Beneficiary(ies) or form of benefit or both. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, the election to waive the Qualified Joint and Survivor Annuity form of benefit will take effect. Any consent necessary under this provision (or establishment that the consent of a spouse cannot be obtained) will be effective only with respect to the spouse who signs the consent, or in the event the spouse cannot be located, the waiver will be effective only with respect to such spouse.

                           A "Qualified Joint and Survivor Annuity" means a reduced annuity for the life of the Member with a survivor annuity for the life of his spouse which is 50%, 75% or 100%, as selected by the Member, and if no selection is made, it will be 50%, of the amount of the annuity payable during the joint lives of the Member and his spouse, which is the actuarial equivalent of a single annuity for the life of the Member and which is amount of benefit which can be purchased with Member's vested account balances. The Committee shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each married Member who elects an annuity form of benefit a written explanation of (1) the terms and conditions of a Qualified Joint and Survivor Annuity,
                           (2) the Member's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of annuity, (3) the rights of the Member's spouse, and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. The annuity starting date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding sentence provided (a) the Member has been provided with information that clearly indicates that the Member has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and

                           Survivor Annuity, (b) the Member is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Member, and (c) the annuity starting date is a date after the date that the written explanation was provided to the Member.

                  (d)      Combination. A combination of the methods in (b) and
                           (c).

                  If any Member entitled to receive or receiving distribution under this Section 7.1 should die prior to receiving the full distribution from the Trust fund to which he is entitled, any unpaid balance thereof at the time of death shall be distributed to the Member's Beneficiary by any of the methods specified above as shall be determined and directed by the Beneficiary.

                  Once payment of benefits has commenced, the decision of the Member as to the mode of payment shall be final and the Committee shall not be liable to the recipient (or to any heir, Beneficiary, or representative of the Member, or of the recipient, if other than the Member) for such decision, notwithstanding the fact that another mode of payment would have resulted in a greater benefit, because of variations in the income and/or estate tax consequences applicable to the alternative modes of payment, or for any other reason.

         7.2 Distribution Upon Disability. Upon incurring a Disability, a Member shall be entitled to a distribution of the full adjusted amount of his Member's Account as of the Valuation Date coincident with or next following such termination of employment, including any amounts allocated to his accounts after such Member's termination due to Disability. Said distribution shall be made to the Member by any of the methods specified in section 7.1.

If any Member entitled to receive or receiving distribution under the provisions of this section 7.2 should die prior to receiving the full distribution from the Trust Fund to which he is entitled, any unpaid balance thereof at the time of death shall be distributed to the Member's Beneficiary by any of the methods specified in section 7.1 as shall be determined and directed by the Beneficiary.

         7.3 Distribution Upon Termination of Employment Because of Death. Upon the termination of a Member's employment because of death, his Beneficiary shall be entitled to a distribution of the full adjusted amount of his Member's Account as of the Valuation Date coincident with or next following his date of death, including any amounts allocated to his accounts after the Member's death. Said distribution shall be made to the Member's Beneficiary by any of the methods specified in section 7.1 as shall be determined and directed by the Beneficiary.

         7.4 Termination Benefit. Upon a Member's Termination of Employment for any reason prior to his retirement, Disability, or death, as aforesaid, he shall be entitled to a distribution of a termination benefit of an amount equal to the sum of (a), (b), and (c) below, all determined as of the Valuation Date coincident with or next following his Termination of Employment:

         (a) The full adjusted amount of his After-Tax Account, his Pre-Tax Contributions Account, and his Rollover Account, including any amounts allocated to his accounts after the Member's Termination of Employment.

         (b) The full amount of the earnings and gains on his Deferred Compensation Account, his Money Purchase Account, his After-Tax and Pre-Tax Matching Contributions Accounts, and his Supplemental Contributions

                  Accounts (collectively called the "Employer Accounts"), including any earnings and gains allocated after the Member's Termination of Employment.

         (c) The full adjusted amount of his Employer contributions to his Employer Accounts, including any amounts allocated to his accounts after the Member's Termination of Employment, multiplied by the vested percentage under the Vesting Table below:

                                  Vesting Table
                        (Effective as of January 1, 1989)

                                                    Vested and Nonforfeitable
                  Years of Vesting Service            Percentage of Account
                  ------------------------            ----------------------
                  Less than 1 year                              0%
                  1 year but fewer than 2 years                20%
                  2 years but fewer than 3 years               40%
                  3 years but fewer than 4 years               60%
                  4 years but fewer than 5 years               80%
                  5 years or more                             100%

A Transferred Participant who has an account balance under the Motorola Plan, as of February 26, 1999, shall remain 100 percent vested in said account balance. Amounts contributed to the Plan on or after February 26, 1999 shall become vested in accordance with the Vesting Table set forth above.

A Participant, Inactive Participant or Beneficiary who has an account balance under the DCA Prior Plan, as of March 31, 1998, shall remain 100% vested in said account balance. Amounts contributed to the Plan on or after April 1, 1998 shall become vested in accordance with the Vesting Table set forth above provided however, that a Former DCA Employee, as defined herein, shall be 100% vested in amounts credited to his Member's Account upon the date of his Termination of Employment. A Former DCA Employee shall mean; (i) an employee of the corporate office of Dynamics Corporation of America (DCA) whose employment was terminated by the Employer because of the closing of the DCA corporate office; or (ii) an employee of any DCA division or subsidiary whose employment was terminated by the employer because of the sale of substantially all of the assets of that DCA division or subsidiary.

Effective as of August 8, 1997, if a Member was an employee of one of the North American Interconnect facilities of the Employer and was terminated from employment by the Employer because of the sale of substantially all of the assets of the North American Interconnect business, then the Member shall be 100% vested in the Member's Account upon his Termination of Employment.

Distribution of a termination benefit shall be made to the Member by any of the methods specified in Section 7.1, except that if the value of his vested Member's Account balance is $5,000 or less, distribution shall be made as an immediate lump sum distribution as soon as administratively convenient after the Member's Termination of Employment.

If a Former Participant dies after such Termination of Employment but prior to receiving the full distribution from the Trust Fund to which he is entitled under this section 7.4 as specified above, any unpaid balance thereof at the time of death shall be distributed to his Beneficiary by any of the methods specified in section 7.1 as shall be determined and directed by the Beneficiary.

The portions of the amounts credited to the Deferred Compensation Account, Money Purchase Account, After-Tax and Pre-Tax Matching Contributions Accounts, and Supplemental Contributions Account of such Former Participant that are not distributable under this section 7.4 because he is not entitled to 100 percent thereof as above provided shall be forfeited by him and shall be a forfeiture as of the date of his Termination of Employment. Such forfeitures shall be valued at the end of the month in which the Termination of Employment occurred and shall be applied to reduce Employer Matching and Supplemental Contributions for the next succeeding month. If a terminated Participant is reemployed as an Employee within 60 months after his employment terminates and repays to the Plan, within such 60-month period, the full amount distributed under this section 7.4 except for any After-Tax Account and Rollover Account amount, such forfeiture shall be reinstated in his accounts. Any such forfeiture to be reinstated shall be restored as soon as possible from other forfeitures next occurring during the Plan Year in which he repays such amount, but to the extent such other forfeitures are insufficient to make such restoration, the Employer shall make an additional contribution to the Trust Fund.

         7.5 Commencement and Duration of Distributions. Generally, distributions under sections 7.1 through 7.4 above shall be made or shall begin as soon after the termination of a Member's employment as administratively feasible, but commencement and duration of such distributions shall be subject to the following provisions, which are consistent with the applicable provisions of Treasury regulations 1.401(a)(9)-1 including the minimum distribution incidental death benefit rule in 1.401(a)(9)-2:

         (a) Effective as of January 1, 1997, unless a Member elects to delay commencing a distribution of his Member's Account to a subsequent Valuation Date, but not later than the April 1 of the year following the later of the calendar year in which he attains age 70-1/2 or, in the case of a Member who is not a 5% Owner as defined in Code Section 416, retires from employment with the Employer, his Member's Account shall commence to be distributed not later than 60 days after the last day of the Plan Year in which the later of the following events occurs:
                  (1) his sixty-fifth birthday or (2) his Termination of Employment. Once a Member elects a delayed lump sum distribution commencement date, he may not extend that date. Any distribution which cannot be reasonably ascertained and made by such required date shall be made as soon as administratively possible thereafter, retroactive to such required date.

         (b) If a Member whose distributable benefit is more than $5,000 fails to elect an immediate distribution, his Member's Account balance shall continue to be adjusted as provided in section
                  5.7 and shall not be distributed until the earlier of (1) the date the Member applies for a distribution under section 7.7 or (2) his sixty-fifth birthday.

         (c) When any installment distribution under this Article VII commences to the Member as provided in subsection (a) above, it shall be distributed over a period not extending beyond the Member's then life expectancy, or over the then joint life expectancies of the Member and his designated Beneficiary.

         (d) When any installment distribution under this Article VII commences on account of a Member's death to a Member's designated Beneficiary, it shall be distributed over a period not extending beyond the then life expectancy of such designated Beneficiary.

         (e) If a Member shall die before his Member's Account shall be distributed to him, and if his Beneficiary dies before the Member's Account is fully distributed to such Member and his Beneficiary, the entire Member's Account, or remaining portion thereof, shall be distributed within five years after the later of the death of the Member or the death of his Beneficiary.

         7.6 Interest on Plan Payments. The Committee shall establish a procedure for crediting a Member's payments with interest, determined consistent with short-term, money market interest rates, from the Valuation Date applicable to his payment to the actual payment date.

         7.7 Deferred Payments. In the event that any portion of a Member's Account is deferred for future distribution as provided herein, the deferred portion shall continue to be adjusted on each Valuation Date to reflect the current value of the Trust Fund until the final Valuation Date applicable to his distribution.

         7.8 Acceleration of Installment Payments. If the amount credited to the account of a Former Participant is being paid to him or his Beneficiary in installments, upon request of the Former Participant or Beneficiary, the amount then credited to the account of the Former Participant shall be distributed in a single lump sum payment in accordance with Committee rules.

         7.9 Application for Distribution. Each person eligible to receive a distribution under the Plan shall furnish the Committee with such documents, evidence, data, or information in support of his eligibility as the Committee considers necessary or desirable. If the distributable benefit is more than $5,000, then no such distribution shall begin unless and until the distributee has made a claim to the Committee for his benefit, has requested the desired method of distribution, and has furnished such documents, including but not limited to written spousal consent, receipts, and other information as the Committee may deem necessary or desirable in order to assure that proper distribution is made.

         7.10 Option for Company Stock Distribution. Upon any lump sum distribution under this Article VII following a Member's Termination of Employment or attainment of age 59 1/2, any Member may elect that his account balances invested in the CTS Corporation Common Stock Fund be distributed either in cash or in shares of Company Stock (with cash in lieu of any fractional share).

         7.11 Direct Rollover Option. If the distributee of any Eligible Rollover Distribution from the Plan elects to have such distribution paid directly to an Eligible Retirement Plan, and specifies the Eligible Retirement Plan to which such distribution is to be paid, in such form and at such time as the Plan Administrator shall prescribe, then such distribution shall be made in the form of a direct-trustee-to-trustee transfer to the Eligible Retirement Plan so specified.

         7.12 Effect of Reemployment. In the event a Former Participant is reemployed by the Employer before a lump sum distribution has been made to such person or after an installment distribution has been commenced to such person under section 7.1, further distribution of the Member's Account shall be suspended, and the undistributed balance of the Member's Account shall continue to be held in the Trust until the Member's employment again terminates.

                    Article VIII. Designation of Beneficiary

         8.1 Designation of Beneficiary. Upon commencement of participation in the Plan, each Member shall complete, sign, and file a designation of Beneficiary on a form to be provided by the Employer, a true copy of which shall be filed with the Committee. On said form, the Member shall designate a Beneficiary or Beneficiaries, which may be an individual, the Member's estate, or a trust to whom shall be paid any sum which may be payable on account of the Member's death (reserving, however, to the Member the power to change the designation of Beneficiary from time to time). In no event shall the Employer be named as a Beneficiary.

No Beneficiary designation shall be effective under the Plan unless the Participant's spouse consents in writing to such designation, the spouse's consent acknowledges the effect of such designation, and the spouse's signature is witnessed by a plan representative or a notary public. Consequently, any Beneficiary designation previously made by a Member shall be automatically revoked upon the marriage or remarriage of a Member. A spouse's consent shall be valid under this Plan only with respect to the specified Beneficiary or Beneficiaries designated by the Member. If the Beneficiary or Beneficiaries are subsequently changed by the Member, a new consent by the spouse will be required. A Beneficiary designation may not be changed without spousal consent unless the consent of the spouse expressly permits designation by the Member without any requirement of further consent. The spouse's consent to any Beneficiary designation made by a Member pursuant to this Plan, once given, may not be revoked by the Spouse. Notwithstanding the foregoing, spousal consent to a Member's Beneficiary designation shall not be required if--

         (a) the spouse is designated as the sole primary Beneficiary by the Member, or

         (b) it is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

Any consent by a spouse or any determination that the consent is not required pursuant to subsections (a) and (b) above shall be effective only with respect to such spouse.

         8.2 Beneficiaries if no Participant Designation. If a Member shall fail to designate validly a Beneficiary, or if no designated Beneficiary survives the Member, the following designated persons shall be the Beneficiaries in the order named: (a) the Member's spouse, if living; (b) the Member's issue, if any, per stirpes; (c) the Member's parents, if both are living, in equal shares or, if but one is living, to such survivor; (d) the Member's heirs at law in the proportion determined by the laws of intestate succession for personal property in effect in the State of Indiana at the time of the Member's death; or (e) otherwise, to the estate of the Member. In no event shall the Employer become a Beneficiary.

         8.3 Designation Under a Prior Plan or DCA Prior Plan. If a Member who formerly participated in a Prior Plan, DCA Prior Plan or Motorola Plan is participating in Pre-Tax Contributions and Matching Contributions under the Plan, effective as of May 1, 1992 April 1, 1998, and February 26, 1999, respectively, any Beneficiary designation made under the Plan shall supersede and replace any beneficiary designation previously made under the Prior Plan, DCA Prior Plan or Motorola Plan as to distribution of accounts from the Prior Plan, DCA Prior Plan or Motorola Plan.

                              Article IX. Financing

         9.1 Trust Agreement. The Company has entered into a Trust Agreement with the Trustee to establish the Trust, and any and all rights and benefits which may accrue to any Member or Beneficiary under the Plan shall be subject to all of the terms and provisions of the Trust Agreement. Any Trust Agreement is designated as, and shall constitute, a part of this Plan, and all rights that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement. The Employers shall make payments of Contributions to such Trust and payments under the Plan shall be made therefrom. The Company may modify any Trust Agreement or remove any Trustee at any time.

         9.2 Exclusive Benefit of Members. It is hereby declared to be the Company's intention that this Plan shall be maintained for the exclusive benefit of Members and their Beneficiaries and is intended to be a qualified plan under the provisions of the Code and the Act. In no event shall the Employer have any right, claim, or beneficial or reversionary interest in any Trust asset, and the Trustee shall make no payment or other distribution to the Employer, except as provided in section 9.3. Nothing contained in the Plan or Trust shall be construed to impair the Company's right to see to the proper administration of the Trust in accordance with Plan provisions.

         9.3 Nonreversion. No Employer shall have any right, title, or interest in the contributions made by it under the Plan and no part of the Trust Fund shall revert to it or for its benefit, except that--

         (a) Employer contributions hereunder are expressly conditioned upon initial qualification of the Plan as to the Employer. In the event that the Internal Revenue Service initially determines that the Plan does not constitute a qualified plan meeting the requirements of Code section 401(a) with respect to any Employer's initial adoption of the Plan, then the Plan shall be null and void from the date the Plan is first effective with respect to such Employer, and any funds in the Trust Fund at the time of such unfavorable determination which have been contributed on behalf of Members of that Employer shall be returned to that Employer within one year after the date of such denial of qualification unless the Plan is amended and a favorable determination obtained;

         (b) Employer contributions hereunder are expressly conditioned upon deductibility of contributions under Code section 404, and if any part or all of a contribution is disallowed as a deduction under Code section 404 with respect to any Employer, then to the extent a contribution is disallowed as a deduction, it may be returned to that Employer within one year after the disallowance; and

         (c) If a contribution is made to the Trust on behalf of any Member or Members of any Employer by a mistake of fact, then such contribution shall be returned to that Employer within one year after the payment of the contribution.

Any contributions returned hereunder shall not include any investment earnings thereon, but shall be net of any investment losses thereon. Any Pre-Tax Contributions returned to an Employer pursuant to this section 9.3 shall be paid over to the Member or Members on whose behalf such contributions were made as soon as practicable after receipt thereof by the Employer.

         9.4 Payment of Expenses. The Company may pay the administrative expenses of the Plan, including legal, accounting, and actuarial fees and fees and expenses of the Trustee, but if such fees and expenses are not paid by the Company, they shall be paid out of the Trust. Such expenses shall include any expenses incident to the functioning of the Plan, including, but not limited to, fees of the actuary, accountants, counsel, and other specialists and other costs of administering the Plan.

         9.5 Absence of Guaranty. Each Member (and Beneficiary) assumes all risk connected with any decrease in the market value of any assets held under the Plan. Neither the Committee nor the Employer in any way guarantees the Trust from loss or depreciation or the payment of any amount that may be or become due to any person from the Trust. The Trust shall be the sole source of distributions to be made under this Plan, and any persons having any claim under the Plan and Trust shall look solely to the assets of the Trust for satisfaction.

                            Article X. Administration

    10.1 Appointment. The CTS Corporation Employee Benefits Committee shall serve as the Administrative Committee and shall perform the duties given to the Committee under the Plan. The Committee is designated as the administrator of the Plan and its members are "named fiduciaries" under section 402(a) of the Act.

The Committee shall be appointed by the Chief Executive Officer of the Company. The Committee shall be composed of as many members as the Chief Executive Officer may appoint from time to time, but not fewer than three members, and shall hold office at the pleasure of the Chief Executive Officer. Any member of the Committee may resign by delivering to the Secretary of the Company a written resignation addressed to the Chief Executive Officer. Vacancies in the Committee arising by resignation, death, removal, or otherwise, shall be filled by the Chief Executive Officer.

    10.2 Agents. The Committee may authorize one or more of its members or any agent to execute or deliver any instrument on behalf of the Committee, including directions to the Trustee as to the disbursement of the Trust Fund.

    10.3 Records. The Committee shall keep all records appropriate for the performance of its powers and duties under the Plan and may keep appropriate written records of its meetings.

    10.4 Powers. The Committee shall have full power and authority to do each and every act and thing which it is specifically required or permitted to do under the provisions of the Plan and in addition thereto shall have the exclusive right and discretionary authority to exercise the following powers and duties in connection with the administration of the Plan:

         (a) to adopt from time to time such bylaws, procedures, and forms as the Committee considers appropriate in the operation and administration of the Plan;

         (b) in its discretion, to establish rules and procedures needed for its administration of the Plan and the transaction of Plan business;

         (c) to have the exclusive right, in its discretion, to make any finding of fact necessary or appropriate for any purpose under the Plan, including but not limited to the determination of the eligibility for and the amount of any benefit payable under the Plan;

         (d) in its discretion, to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision;

         (e) to direct the Trustee as to the distribution of benefits and as to the payment of other amounts payable from the Trust in accordance with the provisions of the Plan;

         (f) to receive information and review copies of all records of Participant Contributions and Employer Contributions and Trust accountings;

         (g) to pay all reasonable and necessary expenses of the Plan from the assets of the Trust under section 9.4 to the extent that they are not paid by the Employer;

         (h) to exercise general administration of the Plan except to the extent responsibilities are expressly conferred on others;

         (i) to be the designated agent of the Plan for the service of legal process, or to designate the Employer or some other individual to be the designated agent for the service of legal process;

         (j) to establish a funding policy and communicate this policy to the Trustee;

         (k) to approve or deny claims for Plan benefits made by Members and Beneficiaries in accordance with section 10.11;

         (l) to review appeals made by Members or Beneficiaries ("claimants") who have had their claims for benefits under the Plan denied in whole or in part in accordance with sections 10.12-10.14;

         (m) in determining whether claimants are entitled to benefits under this Plan or in accordance with subsections (k) and (l) above, the Committee shall rely first, on official Employer records; second, on questionnaires completed by Members if such questionnaires are provided to Members by the Committee; and third, on such other proof as appears appropriate to the Committee in a given case. However, in resolving disputes which arise as to facts which must be established in reaching said decisions, the Committee shall rely on the source or sources which it considers to provide the best evidence of the facts in question;

         (n) to employ a qualified investment manager or managers to manage all or part of the Plan assets if that is deemed by the Committee to be in the interests of the Plan's Members and Beneficiaries; and

         (o) to allocate fiduciary duties and responsibilities (other than Trustee responsibilities) among members of the Committee or other named fiduciaries appointed by the Committee to act in such capacity and to designate persons other than named fiduciaries to carry out fiduciary responsibilities (other than Trustee responsibilities) under the Plan to the extent that it is deemed advisable by the Committee. For purposes of this subsection, Trustee responsibility shall mean any responsibility provided in the Trust to manage or control the assets of the Plan, other than power of the Committee to appoint an investment manager in accordance with section 402(c)(3) of the Act. Before the Committee delegates any duties or responsibilities as provided herein, it must first obtain approval for such delegation from the Board of Directors. The Committee shall periodically review the performance of any person to whom it has delegated such responsibilities. It is intended under this Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or failure to act of another fiduciary.

All findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan and shall be given the maximum possible deference allowed by law.

         10.5 Compensation. No member of the Committee shall receive any compensation from the Plan or Trust for his services as such.

         10.6 Indemnification. The Company shall indemnify each member of the Committee and each other Employee acting at the direction of the Committee in the administration of the Plan against any and all claims, loss, damages, expenses (including counsel fees approved by the Committee), and liability (including any amounts paid in settlement with the Committee's approval) arising from any loss or damage or depreciation which may result in connection with the execution of his duties or the exercise of his discretion or from any other action or failure to act hereunder, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.

         10.7 Settlement of Claims. The Committee shall have the power to accept, compromise, arbitrate, or otherwise settle any obligations, liability, or claim, but it shall not be obligated to do so unless, in its sole judgment, it is in the interest of the Plan or Trust to do so.

         10.8 Discretionary Powers. Whenever in the Plan or Trust discretionary powers are given to the Committee, it shall have absolute discretion and its decision shall be binding upon all persons affected thereby. The Committee shall exercise its discretion in a nondiscriminatory manner.

         10.9 Employment of Professionals and Assistants. The Committee shall have the power --

         (a) to secure such legal, medical, and actuarial advice or assistance as it deems necessary or desirable in carrying out the provisions of the Plan; and

         (b) to appoint or employ such other advisors or assistants as it deems necessary or desirable to carry out its duties.

The Committee shall have full discretion to employ any person or firm that it deems qualified to supply any of the required services set forth above; provided, however, that the person or firm so employed shall be independent of the control of the Employer, and where required, shall have all necessary licenses to practice their profession.

         10.10 Bond. The Committee shall obtain a bond in accordance with section 412 of the Act that shall cover every fiduciary of the Plan and every person who handles funds or other property of the Plan ("plan official"). Said bond will insure the Plan against loss by reason of acts of fraud or dishonesty on the part of every fiduciary and plan official, directly or through connivance with others.

         10.11 Claim for Benefits. A Member or Beneficiary may make a claim for Plan benefits, if such process has not been initiated by the Committee, by filing a written request with the Committee on a form to be furnished to him for such purpose. The Member or Beneficiary shall also furnish such additional information as may be reasonably necessary to establish a right to a benefit under the Plan.

         10.12 Denial of Benefits. If a claim for benefits is wholly or partially denied, the Committee shall furnish to the claimant a notice of the decision, meeting the requirements of section 10.13, within 90 days after receipt of the claim by the Plan. If special circumstances require more than 90 days to process the claim, this period may be extended for up to an additional 90 days by giving written notice to the claimant before the end of the initial 90-day period, stating the special circumstances requiring the extension and the date by which a decision is expected. Failure to provide a notice of decision in the time specified shall constitute a denial of the claim, and the claimant shall be entitled to require a review of the denial under the review procedures specified in section 10.13.

         10.13 Notice and Claimant Review. The notice to be provided to every claimant who is denied a claim for benefits under section 10.12 shall be in writing and shall set forth in a manner calculated to be understood by the claimant, the following:

         (a)      the specific reason or reasons for the denial;

         (b) specific reference to pertinent Plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d) an explanation of the Plan's claim review procedure describing the steps to be taken by a claimant who wishes to submit a claim for review.

The purpose of the review procedure set forth in this section 10.13 and in section 10.14 is to provide a procedure by which a claimant may have a reasonable opportunity to appeal a denial of a claim to the Committee for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative may request a review upon written application to the Committee, may review pertinent plan documents, and may submit issues and comments in writing. A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Committee at any time within 60 days after receipt by the claimant of written notice of the denial of his claim.

         10.14 Decision on Review. The decision on review of a denied claim shall be made in the following manner:

         (a) The decision on review shall be made by the Committee, which may hold a hearing on the denied claim. The Committee shall make its decision promptly, which shall ordinarily be not later than 60 days after the Plan's receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing. In that case, a decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. If an extension of time is required due to special circumstances, written notice of the extension shall be furnished to the claimant prior to the time the extension commences.

         (b) The decision or review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

         (c) In the event the decision on review is not furnished to the claimant with the time required, the claim shall be deemed denied on review.

         10.15 Supplemental Claims Procedures for Disability Benefits.

         (a) Effective for all claims filed on or after January 1, 2002, in the case of a claim for disability benefits, the Committee shall notify the claimant of the approval or the denial of the claim within forty-five (45) days after the receipt of such claim unless, due to circumstances beyond the control of the Committee, an extension of time for processing the claim is required. If the Committee needs such an extension, the Committee shall furnish a written notice to the claimant that the review period will be extended by thirty (30) days before the end of the initial forty-five (45) day period. If, prior to the end of the first extension period, the Committee determines that circumstances beyond the control of the Plan prevent a decision from being rendered within that extension period, the period for making the determination may be extended for an additional thirty (30) days, provided that the Committee notifies the claimant prior to the end of the first extension period.

                  In the case of either extension under this section 10.15(a), the written notice shall specify the special circumstances requiring an extension and the date by which the Committee expects to reach a final decision. The date by which a decision is expected to be rendered shall not be later than
                  (1) seventy-five (75) days after the date on which the claim was filed in the case of the first extension, or (2) one hundred and five (105) days after the date on which the claim was filed in the case of the second extension. The notice of extension shall specifically explain (1) the standards on which entitlement to a benefit is based, (2) the unresolved issues that prevent a final decision from being rendered on the claim, (3) the additional information needed to resolve those issues, and (4) that the claimant shall be afforded forty-five (45) days within which to provide the specified information. If the claimant must provide additional information to allow the Committee to make a decision on the claim, the review period shall be tolled until such information is provided

In addition to the requirements for a notice of denial of benefits specified in section 10.13, a notice of denial of disability benefits shall contain the following:

               (1) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request; or

               (2) If the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.


         (b) Effective for all claims filed on or after January 1, 2002, if a claim for disability benefits is denied, in whole or in part, the claimant shall have the right to request that the Committee review the denial, provided that he files a written request for review with the Committee within one hundred eighty (180) days after the date on which he received written notification of the denial.

                  In addition to the requirements for a review of a denial of a claim specified in section 10.13, a review of a denial of a claim for disability benefits shall not afford deference to the initial adverse benefit determination and shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the review, nor a subordinate of such individual.

                  In reviewing an adverse determination of a claim for disability benefits, that is based in whole or in part on a medical judgment, the Committee shall consult with a health care professional who has appropriate experience in the field of medicine involved in the medical judgment. The health care professional engaged for purposes of this consultation shall be an individual who is neither an individual who was consulted in connection with the initial adverse benefit determination that is the subject of the review, nor a subordinate of any such individual. In addition, the Committee shall provide the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

                  Within forty-five (45) days after a request for review is received, the review shall be made and the Plan Administrator shall advise the claimant in writing of the decision on review, unless special circumstances require an extension of time for processing the review.

                  If the Committee needs such an extension, the Committee shall furnish a written notice to the claimant before the termination of the initial forty-five (45) day period. The written notice shall specify the reasons for the extension and when the review shall be completed (provided that such review shall be completed within ninety (90) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review according to the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court, and the denial of the claim shall become final and binding on all persons for all purposes.

                      Article XI. Miscellaneous Provisions

         11.1 Incompetence. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, distributions hereunder may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefor under the Plan, to the extent permitted by law.

         11.2 Nonalienation. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. The Trust Fund shall not in any manner be liable for or subject to the debts or liabilities of any Employee, Participant, or Inactive Participant or other person entitled to receive benefits hereunder.

Notwithstanding the foregoing provisions, the Committee shall direct the Trustee or insurer to make all payments required (a) by a Federal tax levy made pursuant to section 6331 of the Code, (b) as an offset of a Participant's benefits against an amount that the Participant is ordered or required to pay to the Plan to the extent permitted under Section 401(a)(13)(C) of the Code (relating to certain fiduciary breaches or criminal convictions of the Participant with respect to the Plan), or (c) by a qualified domestic relations order ("QDRO") within the meaning of Code section 414(p). The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders. In no event shall a domestic relations order be treated as a QDRO if it requires the Plan to make payments prior to the date that a Member attains the "Earliest Retirement Age" under the Plan. Nevertheless, the Plan may make a distribution to an alternate payee prior to the date the Member attains the Earliest Retirement Age if (a) the distribution is made as if the Participant had retired on the date on which the distribution is to be made under such order (but taking into consideration only the value of the Member's Account at the time of the distribution) or (b) the QDRO provides that the Plan and the alternate payee may agree in writing to an earlier distribution, and the distribution is made pursuant to such a written agreement. "Earliest retirement age" means the earliest date on which the Member could begin receiving benefits under the Plan upon Termination of Employment.

         11.3 Right to Terminate Employment. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any of its Employees. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his employment at any time.

         11.4 Notice of Address. Each person entitled to benefits from the Trust must file with the Employer, in writing, such person's post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at the latest reported post office address will be binding upon such person for all purposes of the Plan and neither the Committee nor the Company nor the Trustee shall be obliged to search for or ascertain such person's whereabouts.

         11.5 Unclaimed Payments. If a Member or Beneficiary fails to apprise the Committee of changes in his address, and the Committee is unable to communicate with the Member or Beneficiary at the address last recorded by the Committee within two years after any benefit becomes due and payable from the Plan to any Member or Beneficiary, the Committee may mail a notice by certified mail, return receipt requested to his last known address outlining the following action to be taken unless he makes written reply to the Committee within 60 days from the mailing of such notice: The Committee may direct that the Member's adjusted account balance at the end of such two-year period shall be forfeited and all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the amount forfeited shall be reinstated without past adjustments. Any amounts forfeited under this section 11.5 shall be applied to reduce future Employer Contributions.

         11.6 Notices. Any notice required or permitted to be given hereunder to a Member or Beneficiary will be properly given if delivered or mailed, postage prepaid, to the Member or Beneficiary at the last post office address as shown on the Employer's records. Any notice to the Committee or the Company shall be properly given or filed if delivered or mailed, postage prepaid, to the Committee or the Company, as the case may be, at such address as may be specified from time to time by the Committee. Any notice required hereunder may be waived by the person entitled thereto.

         11.7 Action by Company. Any action required or permitted to be taken hereunder by the Company or the Board of Directors shall be taken by the Board of Directors, or by any committee of the

Board of Directors, or by any officer of the Company, or by any person or persons authorized by them.

         11.8 Effect of Mistake. In the event of any mistake or misstatement with respect to the eligibility, Compensation, Contributions, service, or participation of a Member or Beneficiary, or the amount of any distribution made or to be made to a Member or Beneficiary, the Committee shall, to the extent they deem it appropriate, cause to be allocated from future Contributions, or cause to be withheld or accelerated, or otherwise adjust, such amounts as will in its judgment accord to such Member or Beneficiary the credits to the Member's Account or the distributions to which he is entitled under the Plan.

         11.9 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

         11.10 Counterparts. This Plan has been established by the Company and may be executed in any number of counterparts, each of which shall be considered as the original, and no requirements to produce another counterpart shall exist.

         11.11 Plan Binding on Successors. This Plan shall be binding upon all persons entitled to benefits hereunder, their respective heirs, next-of-kin and legal representatives, and upon the Company, its successors and assigns.

         11.12 Applicable Law. The Plan and all rights hereunder shall be governed, construed, and administered in accordance with the laws of the State of Indiana and of the United States of

America, and all provisions hereof shall be administered according to the laws of said state to the extent such law is not superseded pursuant to the provisions of section 514 of the Act. The Trust and all rights thereunder shall be governed, construed, and administered in accordance with the laws of the state where the Trustee thereunder is located.

                     Article XII. Amendment and Termination

         12.1 Amendments. The Company expects the Plan to be permanent, but since conditions affecting it cannot be anticipated or foreseen, the Company must necessarily and hereby does reserve the right to modify, amend, or terminate the Plan at any time. The Company may make any modifications or amendments, additions, or deletions in this Plan, as to benefits or otherwise, retroactively if necessary or appropriate, which it deems appropriate in order to qualify this Plan and to keep it qualified under the Act and Code section 401(a) and to have the Trust declared exempt and keep it exempt from taxation under Code section 501(a). Except to the extent necessary to comply with applicable laws and regulations, no such amendment shall operate either directly or indirectly to deprive any Member or Beneficiary of a nonforfeitable beneficial interest as it is constituted at the time of amendment.

         12.2 Provision Against Diversion. No part of the assets of the Trust shall, by reason of any modification or amendment or otherwise, be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries under the Plan and administrative expenses to the Plan prior to the satisfaction of all liabilities to such Members and their Beneficiaries for distributions hereunder and such expenses, except as provided in section 9.3.

         12.3 Termination. The Company reserves the right to terminate the Plan and Trust as to its Employees by giving writ-ten notice to that effect to the Committee and the Trustee on or before the close of any Plan Year, in which event its Participants' Pre-Tax Contributions shall be discontinued as of such date. In the event that an Employer shall be judicially declared bankrupt or insolvent or shall be dissolved, merged, consolidated, or reorganized, or sell substantially all of its assets, the Plan and Trust shall terminate with respect to the Employees of such Employer unless, in the case of any such merger, consolidation, reorganization, or sale, provision is made for the appropriate assets of the Trust to be transferred to the credit of such Employees in a trust established by said Employer's successor. Upon the termination of the Plan and Trust, in whole or in part, or upon complete discontinuance of Employer contributions hereunder, each affected Participant shall become an Inactive Participant, and each person's Member's Account, as adjusted as of the termination date as if it were a Valuation Date, shall be 100 percent vested and nonforfeitable. In such event, the Committee may hold, administer, and distribute the Plan assets held under the Trust on the same terms and conditions and with the same powers, authorities, and immunities set forth in the Plan and Trust, as if there had been no termination. Alternatively, the Committee may direct the Trustee to distribute the Member's Accounts of each Member affected by the termination, after payment of all expenses and proportional adjustment of Member's Accounts to reflect expenses, Trust earnings or losses, and allocations of any previously unallocated funds to the date of termination, but any such distribution shall be subject to the restrictions on in-service distributions of Pre-Tax Contributions under Code section 401(k)(10) and regulations thereunder. Any amounts unallocable to Members affected by the termination shall be returned to the Company.

When all Trust assets have been distributed, the Trustee and the Committee shall be discharged. The Trust shall nevertheless continue as a legal entity during the period and for the purpose of distributing all property to the persons entitled hereunder.

If the Trust should terminate only with respect to the Employees of one Employer, the provisions hereof governing the determination and distribution of terminated Plan and Trust accounts shall apply only to the Members who are Employees of such Employer.

The Committee shall take all action appropriate or necessary under applicable law to effect a termination or partial termination under this section.

         12.4 Successor Employer. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties, and responsibilities of the Employer under the Plan.

         12.5 Transfers, Mergers, and Consolidations. The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Member in the Plan would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                    Article XIII. Participation by Affiliates

    13.1 Participation in the Plan. Any Affiliate which desires to become an Employer may elect to become a party to the Plan and Trust by adopting the Plan for the benefit of one or more groups of its Covered Employees, effective as of the Coverage Date specified in such adoption--

         (a) by filing with the Committee a certified copy of a resolution of its board of directors to that effect, together with such other instruments as the Committee may require; and

         (b) by the Committee's filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the Company's Board of Directors approving such adoption.

                        Article XIV. Top-Heavy Provisions

         14.1 Application of Top-Heavy Provisions.

         (a)      Single Plan Determination. Except as provided in subsection
                  (b)(2), if as of a Determination Date the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Section 416 Accounts of all Members and Beneficiaries other than former Key Employees, the Plan is top-heavy and the provisions of this Article shall become applicable.

         (b)      Aggregation Group Determination.

                  (1) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection
                           (a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a participant or a beneficiary under such plan.

                  (2) If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, this Article shall not be applicable.

         (c) Calculations. The Committee shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

         14.2 Special Terms. For purposes of this Article, the following terms shall have the following meanings:

         (a) "Aggregation Group" means collectively this Plan and all other plans maintained by the Company and its Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code sections 401(a)(4) or 410. In addition, at the election of the Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by the Company or an Affiliate if such expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

         (b)      "Compensation" shall have the same meaning as in section
                  4.7(b)(2).

         (c) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined, or in the case of the first plan year of a new plan, the last day of such plan year.

         (d) "Key Employee" means an employee who for the Plan Year containing the Determination Date or any of the four preceding Plan Years is --

                  (1) an officer of the Company or an Affiliate whose annual Compensation is greater than 150 percent of the dollar limitation of Code section 415(c)(1)(A) for such Plan Year; provided, however, that no more than the lesser of--

                           (A)      50 employees, or

                           (B) the greater of (i) three employees or (ii) 10 percent of all employees, shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five-year period;

                  (2) one of the ten employees having annual Compensation from the Company and Affiliates for such

                           Plan Year greater than the dollar limit specified in Code section 415(c)(1)(A), and owning (or considered as owning pursuant to Code section 318) both more than a one-half of 1 percent interest and one of the ten largest interests in the Company or Affiliate;

                  (3) a 5 percent owner of the Company; or (4) a 1 percent owner of the Company having an annual Compensation of more than $150,000.

                  Key Employee shall also include a Beneficiary of a deceased Key Employee. Ownership shall be determined in accordance with Code section 416(i)(1)(B) and (C). For purposes of subsection
                  (d)(2), if two employees have the same ownership interest in the Company or Affiliate, the employee having the greater annual Compensation from the Company or Affiliate shall be treated as having a larger interest.

         (e)      "Section 416 Account" means--

                  (1) the amount credited to a Member's Account as of a Determination Date, decreased by

                  (2) the amount credited to a rollover account as of a Determination Date attributable to rollover contributions initiated by the Member and derived from plans not maintained by the Company or an Affiliate, and increased by

                  (3) the amount of distributions to the Member or Beneficiary during the five-year period ending on a Determination Date other than a distribution which is a tax-free rollover contribution that is not initiated by the Member or that is contributed to a plan which is maintained by an Company or an Affiliate.

                  The Member's Account of a Member who was a Key Employee and who subsequently meets none of the conditions of section 14.2(d) for the Plan Year containing the Determination Date and the preceding four Plan Years is not



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

                  a Section 416 Account and shall be excluded from all computations under this Article. Furthermore, the Member's Account of a Member who did not perform service for the Company or Affiliate during the five-year period ending on the Determination Date shall be similarly excluded from all computations under this Article.

         14.3 Vesting Requirements. If the Plan is determined to be top-heavy with respect to a Plan Year under the provisions of section 14.1, the vested interest in the Member's Deferred Compensation Account, Retirement Account, and Matching Contributions Account on such Determination Date shall continue to be determined in accordance with the Vesting Table under section 7.4 (which provides vesting faster than top-heavy vesting).





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

         14.4 Minimum Contribution.

         (a) General. If this Plan is determined to be top-heavy under the provisions of section 14.1 with respect to a Plan Year, the sum of Employer contributions, other than contributions under a salary reduction agreement, and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Employee shall not be less than 3 percent of such Member's Compensation. This section shall not be applicable with respect to a Member who is also covered under a top-heavy defined benefit plan maintained by the Company or an Affiliate which provides the benefit specified by Code section 416(c)(1).

         (b) Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection, the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of the total Compensation for the year not in excess of $200,000 (as adjusted by the Secretary of the Treasury under Code section 416(d)).

         14.5 Limit on Annual Additions: Combined Plan Limit.

         (a) General. For the Plan Years beginning prior to January 1, 2000, if this Plan is determined to be top-heavy under section 14.1, the combined plan limit in Code section 415(e) shall be applied by substituting "1.0" for "1.25" in each place it appears. The transitional rule of Code section 415(e)(6)(B)(i) shall be applied by substituting "$41,500" for "$51,875."

         (b)      Exception.  Subsection (a) shall not be applicable if --



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

                  (1) section 14.4(a) is applied by substituting "4 percent" for "3 percent," and

                  (2) this Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in section 14.1(a).

         (c)      Transitional Rule. If, but for this subsection (c), subsection
                  (a) would begin to apply with respect to the Plan, the application of subsection (a) shall be suspended with respect to a Member so long as there are--

                  (1) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such Member, and

                  (2) no accruals under a qualified defined benefit plan for such Member.

         14.6 Additional Rules Effective January 1, 2002.

                  This Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning on or after January 1, 2002, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section replaces applicable language in Article XIV of the Plan.

         (a)      Determination of top-heavy status.

                 (1) Key Employee. "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or an Affiliate having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31,
                           2002), a 5-percent owner of the Company or an Affiliate, or a 1-percent owner of the Company or an Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation



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

                           within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                  (2)      Determination of present values and amounts. This
                           section 14.6(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

                        (i) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period." Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.



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

         (b) Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

         IN WITNESS WHEREOF, CTS Corporation has caused this amended and restated CTS Corporation Retirement Savings Plan to be executed by its proper officer duly authorized by its Board of Directors on this 20th day of February, 2002.

                                        CTS CORPORATION



                                         By /s/James L. Cummins
                                            -------------------
                                               James L. Cummins
                                               Senior Vice President
                                               Administration



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